                                                                     Exhibit 1.3


                  DATED                                    1999
                  ---------------------------------------------







                  (1)           L W KINCH and OTHERS

                  (2)           HALLIBURTON COMPANY

                  (3)           M L BOWYER and OTHERS




                  _____________________________________________

                                   AGREEMENT
                                  relating to
                          PES (INTERNATIONAL) LIMITED
                  _____________________________________________





                                Cameron McKenna
                                  Mitre House
                             160 Aldersgate Street
                                London EC1A 4DD

                             T +44(0)171 367 3000
                             F +44(0)171 367 2000

                               Table of Contents

1.     Interpretation................................................................................2
2.     Warranties....................................................................................7
3.     Restrictive covenants.........................................................................8
4.     Agreement to pay liquidated damages..........................................................10
5.     Pre-completion matters.......................................................................15
6.     Completion...................................................................................17
7.     Information..................................................................................20
8.     Termination of Shareholders Agreement........................................................20
9      General......................................................................................20
10.    Costs........................................................................................21
11.    Notices......................................................................................22
12.    Agent for Service............................................................................23

Schedule............................................................................................25

1.     This is the Schedule referred to in the foregoing Agreement..................................25
       Part 1A......................................................................................25
       The Executive Warrantors.....................................................................25

Part 1 B  Maximum Liabilities under the Warranties..................................................27

Part 1 C  The Covenantors...........................................................................28

       Part 2A......................................................................................29
       Corporate Structure..........................................................................29
       Part 2B......................................................................................30
       Part 2B......................................................................................31
       Particulars concerning the Subsidiaries of the Company.......................................31

WARRANTIES..........................................................................................47

Part 3..............................................................................................47

1.     Information..................................................................................47
2.     Group structure..............................................................................47
3.     Share capital................................................................................47
4.     Financial position...........................................................................48
5.     Events since the Accounts Date...............................................................48
6.     Employment matters...........................................................................49
7.     Authorities..................................................................................53
8.     Litigation...................................................................................53
9.     Applicable legislation.......................................................................54

10.    Records and documents........................................................................55
11.    Company Agreements...........................................................................55
12.    Loans and financial facilities...............................................................56
13.    Liabilities to the Executive Warrantors......................................................59
14.    Entry into this Agreement....................................................................60
15.    Intellectual and industrial property.........................................................60
16.    Insolvency...................................................................................61
17.    Properties...................................................................................62
18.    Environmental matters........................................................................63
19.    Dormant Subsidiaries.........................................................................64
20.    Minors.......................................................................................64
21.    Taxation.....................................................................................64

Part 4..............................................................................................66

DETAILS OF PROPERTIES...............................................................................66

Part 5..............................................................................................69

Part 6..............................................................................................74

       Details of Subsisting Options................................................................74

Part 7..............................................................................................79

Details of Shareholders as at the date hereof.......................................................79


Agreed Form Documents

1.   Forecasts and Projections
2.   Offer Document
3.   Service Agreements
4.   Specified Intellectual Property
5.   Board Minutes of the Company and the Existing Subsidiaries
6.   Form of Directors' and Secretaries' Resignation
7.   Form of Auditor's Resignation
8. Letters terminating Shareholders Agreement dated 22 April 1997 from Halliburton Holdings Limited and PES (International) Limited
9.   Optionholders Letter
11.  Year 2000 Compliance Report
12.  Halliburton Stock Option Plan
13.  The Special Resolution proposed to be passed on [          ] June 1999

AGREEMENT


BETWEEN:

(1) Those persons whose names and addresses are set out in Part 1A of the schedule annexed and executed as relative hereto (the "Executive Warrantors");

(2) HALLIBURTON COMPANY, a company incorporated in the State of Delaware, USA, whose address for the purposes of this Agreement is 3600 Lincoln Plaza, 500 North Akard Street, Dallas, Texas 75201, United States ("Halliburton" (which expression shall include any person who succeeds (in whole or in part) to any of the rights of Halliburton hereunder in accordance with clause 9.5)).

(3) Those persons whose names and addresses are set out in Part 1C of the schedule annexed and executed as relative hereto (the "Covenantors").


RECITALS


(A) The Company is a private company limited by shares incorporated in Scotland under the Companies Act 1985 further details of which are contained in Part 2A of the schedule annexed and executed as relative hereto.

(B) Immediately prior to signature of this Agreement, the authorised share capital of the Company is (pound)150,000 divided into 1,500,000 Ordinary Shares of which 1,266,540 have been allotted and issued and are fully paid up and are held as set out in Part 2A of the schedule annexed and executed as relative hereto.

(C) The Company is a holding company and is also the beneficial owner of the number of shares in the issued share capital of each of the Existing Subsidiaries (as hereinafter defined) as set out in Part 2B of the schedule annexed and executed as relative hereto.

(D)  The Existing Subsidiaries carry on the respective businesses as set out in
     Part 2B of the schedule annexed and executed as relative hereto.

(E) In consideration of Halliburton agreeing to offer to acquire the entire issued ordinary share capital of the Company (other than the Shares owned by Halliburton Holdings Limited) on the terms set out in the Offer Document the Executive Warrantors have entered into this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.   Interpretation

1.1 In this Agreement (including the recitals), except where the context otherwise requires, the following words and expressions shall have the following meanings:

     "Accounts" means the audited consolidated balance sheet and profit and loss account of the Company and the Existing Subsidiaries as at and for the period ended on the Accounts Date together with the notes thereto and the directors' report and the auditors' report included therewith

     "Accounts Date" means 31st March 1998

     "Agreed Form" means a form agreed between the parties and for the purposes of identification initialled by or on behalf of the parties

     "Associate" means the same as in Articles 12.1(c)(i) to (iii) inclusive of the Articles of Association of the Company the "Board" means the board of directors of the Company as from time to time constituted the "Business" means the business of the design, manufacture, supply and installation of Smartwell and Completion and Well Intervention Systems and related products

     "Business Day" means any day other than a Saturday, Sunday or day on which clearing banks in Scotland or England are not open for business

     "Call Options" means the option agreements whereby the Company may call for the transfer to it of shares in Petroleum Engineering Services Asia Pty Limited from the minority shareholders of such company, in exchange for the issue to such minority shareholders of the maximum aggregate number of 5,480 Ordinary Shares

     "Commercial Information" means all information (not limited to matters which are confidential) at any time belonging to, or under the control of, any Group Company which has at any time been used or intended to be used for the purpose of the business of the Group (or any aspect of it)

     "Company" means PES (International) Limited, a company registered in Scotland under number 145181, whose registered office is at 34 Albyn Place, Aberdeen AB10 1FW

     "Completion" means the date upon which the Offer becomes unconditional in all respects

     "Disclosed" means fairly disclosed by the Disclosure Documents and the Disclosure Letter (and "Disclosure" shall be construed accordingly)

     "Disclosure Documents" means the Disclosure Letter and the [two identical bundles of documents collated by or on behalf of the Executive Warrantors, the outside covers of which have been signed for identification for or on behalf of the Executive Warrantors and Halliburton]

     "Disclosure Letter" means the letter (in Agreed Form) of even date with this Agreement containing disclosures to the Warranties from Stronachs Solicitors, 34 Albyn Place, Aberdeen AB10 1FW ("Stronachs") on behalf of the Executive Warrantors to, and accepted in writing by Halliburton

     "Dormant Subsidiaries" means each of PES Netherlands Limited, PES Petroquip Limited, PES Petroserv Limited, PES Petrospec Limited, PES Petroturn Limited, Bluefoil Limited and PES Petroseal Limited, being seven of the Existing Subsidiaries

     "Encumbrance" means a standard security or other interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above

     "ERA" means the Employment Rights Act 1996

     "Existing Subsidiaries" means the companies the names of, and further details relating to which, are set out in Part 2B of the schedule annexed and executed as relative hereto

     "Forecasts and Projections" means the forecasts and projections in Agreed Form

     "Group" means together the Company, the Existing Subsidiaries and every other company which is at the date hereof a subsidiary or holding company of the Company

     "Group Company" means any company for the time being in the Group

     "Halliburton Group" means Halliburton or any subsidiary company of Halliburton (the expression "subsidiary company" having the same meaning as in the Companies Act 1985 (as amended)) and "member of the Halliburton Group" shall be construed accordingly

     "Halliburton Options" means options to purchase Halliburton Shares granted pursuant to the Halliburton Stock Option Plan

     "Halliburton Shares" means common stock, par value US$2.50 per share, of Halliburton

     "Halliburton Stock Option Plan" means the stock option plan (in Agreed
     Form) pursuant to which holders of Subsisting Options will be offered options over Halliburton Shares

     "Hardware" means any and all computer, telecommunications and network equipment owned or used by a Group Company

     "IT Services" means any services relating to the IT Systems or to any other aspect of a Group Company's data processing or data transfer requirements, including facilities management, bureau services, hardware maintenance, software development or support, consultancy, source code deposit, recovery and network services

     "IT Systems" means Hardware and/or Software owned or used by a Group
     Company

     "Management Accounts" means the unaudited consolidated management accounts in respect of the Company and the Existing Subsidiaries as at 31st January 1999 and in respect of the 10 month period then ended in Agreed Form

     "Offer" means the offer by Halliburton to acquire all the shares in the Company not already owned by members of the Halliburton Group on the terms and subject to the conditions set out in the Offer Document

     "Offer Document" means the document making the Offer (in Agreed Form) to be issued to the holders of Shares and for information only to the holders of Subsisting Options

     "Optionholders Letter" means the letter (in the Agreed Form) to be issued by Halliburton to each of the holders of the Subsisting Options simultaneously with the issue of the Offer Document to the holders of Shares

     "Ordinary Shares" means Ordinary Shares of 10 pence each in the capital of the Company having rights and privileges as set out in the Articles of Association of the Company

     "Product" means any goods and includes a product which is comprised in another product (whether by virtue of being a component part or raw material or otherwise) which a Group Company has supplied or agreed to supply to any person or intends to turn to account the "Properties" means as defined in paragraph 17.1 of Part 3 of the schedule annexed and executed as relative hereto

     "SCRAMs Systems" means the surface controlled reservoir analysis and management system developed by the Group

     "Second Determination Date" shall have the same meaning as in the Offer Document

     "Service Agreements" means the service agreements (in Agreed Form) entered into on the date hereof by each of the Executive Warrantors and Covenantors and a Group Company or a member of the Halliburton Group

     "Shares" means shares in the capital of the Company (of whatever class)

     "Shareholders" means collectively all (or, where the context requires, some) of the holders of Shares from time to time

     "Shareholders Agreement" means the share subscription agreement dated 22nd April 1997 and made between inter alios the Executive Warrantors, the Company and Halliburton Holdings Limited

     "Software" means any and all computer programs in both source and object code form, including all modules, routines and sub-routines such programs and all source and other preparatory materials relating to them, including user requirements, functional specifications and programming specifications, ideas, principles, programming languages, algorithms, flow charts, logic, logic diagrams, orthographic representations, file structures, coding sheets, coding and any manuals or other documentation relating to them and computer generated works

     "SSAP" means a statement of standard accounting practice or financial reporting standard in force at the date of the Agreement as issued by the Consultative Committee of Accounting Bodies and adopted by the Accounting Standards Board Limited

     "Subsisting Options" means all options (other than the Call Options) by which any person is entitled to acquire or call for the issue or transfer of Shares (of whatever nature and upon whatever terms), full details of which (as at the date of this Agreement) are set out at Part 6 of the schedule annexed and executed as relative hereto

     "Specified Intellectual Property" means as defined in paragraph 15.1 of
     Part 3 of the Schedule annexed and executed as relative hereto

     "Taxation" means all forms of taxation, duties, imposts, levies and rates whenever created or imposed and whether of the United Kingdom or elsewhere and all penalties and interest payable in respect thereof

     "Taxes Act" means the Income and Corporation Taxes Act 1988

     "Terminated for Cause" (or like expressions) has the meaning given to it in Clause 4.6 below

     "Trade Union" means as defined in section 1 TULRCA

     "TULRCA" means the Trade Union and Labour Relations (Consolidation) Act
     1992

     "TUPE" means the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended)

     "UK GAAP" means SSAPs, the legal principles set out in Schedules 4 and 4A Companies Act 1985, rulings and abstracts of the Urgent Issues Task Force of the Accounting Standards Board Limited and guidelines, conventions, rules and procedures of accounting practice in the United Kingdom which are regarded as permissible by the Accounting Standards Board Limited

     "Voluntary Resignation" (in the context of the termination of employment of any person) shall mean where that person terminates his employment with a member of the Halliburton Group (other than by reason of his death) without remaining employed by another member of the Halliburton Group for any reason whatsoever other than (a) in circumstances where the relevant member of the Halliburton Group has agreed his Service Agreement is terminable by the Covenantor without notice by reason of the conduct of his employing company or the arbiter appointed in accordance with his Service Agreement has decided that the relevant Service Agreement is terminable by the Covenantor without notice by reason of the conduct of his employing company or (b) where such person resigns as a consequence of illness, mental disorder or injury which prevents him from properly performing his duties under his Service Agreement (as certified by the independent medical practitioner appointed in accordance with his Service Agreement)

     "Warranties" means the statements contained in Part 3 of the schedule annexed and executed as relative hereto and each and any of them

     "Year 2000 Compliance Report" means the report in Agreed Form detailing the steps taken by the Group to ensure that the operation of the IT Systems and the provision of the IT Services will be unaffected by the change in year from 1999 to 2000

1.2 Where clauses or paragraphs in this Agreement and the schedule annexed and executed as relative hereto contain the expression "to the best of the knowledge, information and belief of......" or "so far as .......... is/are aware" or phrases having a similar meaning or effect, except as otherwise expressly qualified, they shall be deemed to be followed by the words "having made due and careful enquiry" only of the Executive Warrantors, the directors of the Existing Subsidiaries, PricewaterhouseCoopers Aberdeen, Stronachs, Central Insurance Services Limited and the following employees of the Group: Gary Paver and Susan Blease (and of no other person) in every case.

1.3 Words and expressions defined in the Companies Act 1985 (as amended by the Companies Act 1989) shall, unless the context otherwise requires, have the same meanings where used in this Agreement.

1.4 Headings are used in this Agreement for convenience only and shall not affect its construction or interpretation.

1.5 In this Agreement references to the schedule is to the schedule annexed and executed as relative to this Agreement and references to clauses are to clauses in this Agreement and, unless otherwise specified, references to paragraphs are to paragraphs of the clause in which such reference appears and references to annexures are to annexures to this Agreement.

1.6 In this Agreement reference to a person includes any legal or natural person, partnership, trust, company, government or local authority department or other body (whether corporate or unincorporate).

1.7 In this Agreement, unless the context does not so admit, reference to an individual or individuals shall include his or their respective executors or personal representatives.

1.8 In this Agreement, unless the context does not so admit, reference to the singular includes a reference to the plural and vice versa and reference to the masculine includes a reference to the feminine and neuter.

1.9 References in this Agreement to any statute or statutory provision shall be deemed to include reference to any statute, regulation or statutory instrument that hereafter amends, extends, consolidates or replaces the same (or shall have done so) except insofar as any such statute, regulation or statutory instrument increases the liability of any of the parties hereto after the date hereof and to any other regulation, statutory instrument or other subordinate legislation made thereunder or pursuant thereto, and to any former statutory provision replaced (with or without modification) by the provision referred to, and shall also include reference to all statutory instruments or other subordinate legislation made pursuant to any such statutory provision, subject always to the exception hereinbefore provided.

1.10 This Agreement shall be governed by and construed in accordance with the law of Scotland and the parties submit to the jurisdiction of the courts of Scotland.

2.   Warranties

2.1 In consideration of Halliburton agreeing to make the Offer, and conditionally upon Completion occurring, the Executive Warrantors hereby jointly and severally (save in the case of Warranty 13 (Liabilities to the Executive Warrantors) which is given severally by each Executive Warrantor for himself and in respect of his Associates) represent and warrant to Halliburton, subject to the provisions of this clause 2 in the terms of the Warranties and acknowledge that Halliburton is entering into this Agreement and agreeing to make the Offer in reliance upon such Warranties.

2.2 The Warranties, and those other obligations of the Executive Warrantors under this Agreement that then remain to be performed shall survive Completion and shall bind the personal representatives of the Executive Warrantors.

2.3 Notwithstanding anything to the contrary set out in this Agreement, Halliburton may at its discretion (and without reference to and/or the Agreement of the other Executive Warrantors) agree with any one or more of the Executive Warrantors:

     2.3.1 to vary the terms of this Agreement and/or of any document entered into in pursuance of the terms of this Agreement as between Halliburton and that particular Executive Warrantor or Executive

             Warrantors or, as the case may be, the party to that particular document; and/or

     2.3.2 compromise, vary, release or fail to enforce (in each case in whole or in part) its rights against any one or more of the Executive Warrantors (and/or any party to any document entered into pursuant to this Agreement), and in each such case the rights of Halliburton against the remaining Executive Warrantor or Executive Warrantors shall be unaffected provided always that any such variation, release, compromise or failure to enforce shall not affect the rights of the Executive Warrantors inter se.

2.4 The Executive Warrantors acknowledge that they are aware that Halliburton, when agreeing to purchase Shares pursuant to the Offer Document, is or will be relying on the Warranties (save only as disclosed in the Disclosure Letter). The Warranties shall survive the dispatch of the Offer Document and each purchase of Shares made by Halliburton.

2.5 The Warranties are given subject to the limitations set out in Part 5 of the schedule.

2.6 Each Warranty that is set out in a separate paragraph, or that could be treated as a separate Warranty, shall be construed independently of any other to the intent that the rights of Halliburton under, and the meaning given to, any one such Warranty shall not be restricted by reference to any other Warranty.

2.7 No Executive Warrantor shall have any right of relief or contribution against any other Executive Warrantor.

3.   Restrictive covenants

3.1 As a separate and independent stipulation and in consideration of Halliburton making the Offer and conditionally upon Completion occurring, and with the intent of assuring to Halliburton the full benefit and value of the goodwill and connections of the Group, each of the Executive Warrantors hereby covenants with Halliburton (contracting for itself and on behalf of each member of the Group) that during the course of his employment with the Group or the Halliburton Group and for the longer of
     (a) three years from Completion and (b) one year following the date upon which he ceases (for any reason whatsoever) to be so employed he will not and will procure that any body corporate of which he has for the time being control (within the meaning of section 840 Taxes Act) and/or any partnership and/or business in which he may be engaged will not either on his or its own account or in conjunction with or on behalf of any person, firm or company:

     3.1.1 (subject to Clause 3.5) carry on, engage in or be concerned or interested directly or indirectly in any business or activity within those parts of the world in which the Group carries on business as at Completion which competes directly or indirectly with the Business, provided always that nothing in this sub-clause shall prevent him from holding or being beneficially interested in any securities of a company, if he neither holds nor is beneficially interested in more than five per cent (or in the case of securities in Halliburton, such higher percentage as he shall hold or be interested in as a consequence of the arrangements contemplated hereby) in value of all the securities of that company; or

     3.1.2 employ or offer employment to, either directly or indirectly, any director or employee of any Group Company and/or any member of the Halliburton Group employed in the Business, whether or not the same would involve any breach of contract by such director or employee; or

     3.1.3 solicit or entice, or endeavour to solicit or entice, away from any Group Company and/or any member of the Halliburton Group or deal with (in each case in connection with any business or activity which competes with the Business) any person who, to his knowledge, is now or has, during the two years preceding the date hereof, been a client, customer, supplier or otherwise in the habit of dealing with any Group Company; or

     3.1.4 at any time after Completion use as a trade or business name or mark or carry on a business under a title containing the word or expression "PES" or any other words colourably resembling such word; or

     3.1.5 at any time after the execution of this Agreement disclose to any person whatsoever or use to the detriment of the Company or any Group Company or otherwise make use of, or through any failure to exercise reasonable care and diligence cause any unauthorised disclosure or use of, any Commercial Information which is confidential or in respect of which the Company or any Group Company is bound by an obligation of confidence to a third party or which the Executive Warrantors are prohibited under clause 7.2 from disclosing without Halliburton's consent.

     Each undertaking contained in this sub-clause 3.1 shall be read and construed independently of the other undertakings and as an entirely separate and severable undertaking.

3.2 The restriction contained in sub-clause 3.1.5 shall not extend to any confidential or secret information which may come into the public domain otherwise than through the default of any of the Executive Warrantors or which an Executive Warrantor is or becomes compelled by law to disclose (to the extent so compelled).

3.3 Each of the Executive Warrantors acknowledges that, having taken independent legal advice, he considers that the above restrictive covenants and provisions to be necessary to protect the goodwill of the Business carried on by the Group and a factor on which the consideration payable by Halliburton pursuant to the Offer is based, but if any of such covenants or provisions are held to be void or invalid but would not have been so held if part of the wording were deleted or its extent reduced or modified, or if the period or area of nature of any such restriction were reduced, then such restriction or provision shall apply with such modification as may be necessary to make the same valid and enforceable.

3.4 Each of the Executive Warrantors who is employed by any Group Company hereby warrants and undertakes to Halliburton, but conditionally upon Completion occurring, that:

     3.4.1   he is free to continue such employment; and

     3.4.2 he is not or will not as a result of entering into his Service Agreement be in breach of any other contract of employment (whether past or now subsisting) or be liable to any action relating to any such contract; or

     3.4.3 he is not in breach of any duty of confidence or any undertaking or arrangement relating to any industrial or intellectual property rights or liable to any action relating to any obligations under any such contract, undertaking or arrangement; and

     3.4.4 so far as he is aware any Group Company is free to continue to provide employment to such Executive Warrantor without being liable to any other person for so continuing such employment.

3.5 Nothing in Clause 3.1.1. shall prevent the following Executive Warrantors from holding (directly or indirectly) the following interests or being involved in the following businesses provided always that the relevant business does not compete with the Business:-

     3.5.1 The holding of shares in Venture Production Company Limited ("VPC") (a Company registered in Scotland under number SC169182) by Laurence William Kinch and the devotion by Mr Kinch of up to 25% of his time and attention to the business of VPC;

     3.5.2   The holding of shares in VPC by Michael John Fleming;

     3.5.3 The holding of shares in W.B. Securities Limited (a Company registered in Scotland under number SC87590) by Michael Lewis Bowyer, Colin Smith and Richard P. Rubbo which itself in turn holds shares in VPC

4.   Agreement to pay liquidated damages

4.1 Subject to Clause 4.2, as a separate and independent stipulation and in consideration of Halliburton agreeing to issue shares in Halliburton to the Covenantors in terms of the Offer and conditionally upon Completion occurring and with the intent of assuring to Halliburton the full benefit and value of the goodwill and connections of the Group, each of the Covenantors hereby agrees that if at any time in the period of 3 years after Completion his employment with a member of the Halliburton Group is either (a) Terminated for Cause or (b) terminated as a result of his Voluntary Resignation then he shall pay to Halliburton by way of liquidated damages and as an adjustment to the consideration payable to that Covenantor in terms of the Offer (in the manner set out below) a sum equal to the amount set opposite his name in Part 1C of the Schedule PROVIDED THAT the total liability of each Covenantor pursuant to this clause 4 shall not exceed US$(A x 38.50) - O - T.

     Where

     A    equals the aggregate of

               (i) the number of Halliburton Shares actually allotted to him pursuant to the Offer;

               (ii) the number of Halliburton Shares actually allotted to him pursuant to the exercise by him of Halliburton Options; and

               (iii) the number of Halliburton Shares which he would actually acquire on the exercise of all his unexercised Halliburton Options (after taking account of the cancellation of part of those options upon the cessation of his employment with the Halliburton Group under the rules of the Halliburton Stock Option Plan);

     O means the exercise price paid or payable by the relevant Covenantor (in US$) on the exercise of his Halliburton Options (to the extent they have not lapsed)

     T means the liability of the relevant Covenantor to Taxation which arose or would arise:

          (b) as a result of the exercise of his Halliburton Options (on the assumption, whether or not that be the case, that to the extent not previously exercised they were exercised on the date his liability under this clause 4 is agreed or finally determined by the arbiter referred to above (the "Liability Date")) which have not then lapsed; and

          (c) on the sale by him of Halliburton Shares issued to him pursuant to the Offer and upon exercise of his Halliburton Options which have not then lapsed (on the assumption, whether or not that be the case, that any Halliburton Shares previously sold were sold at a price of US$38.50 per Halliburton Share and that to the extent not previously sold such Halliburton Shares were sold on the Liability Date at a price of US$38.50 per Halliburton Share)

          (calculated in US$ if necessary by reference to the closing mid point dollar spot rate published in The Financial Times newspaper on, in the case of Halliburton Options and/or Halliburton Shares already exercised or sold, the dates of exercise and/or sale (as appropriate) of those Halliburton Options and/or Halliburton Shares and, in the case of Halliburton Options yet to be exercised or Halliburton Shares not yet sold, the Liability Date).

4.2 It is agreed that any liability of a Covenantor pursuant to clause 4.1 shall be satisfied (or deemed satisfied) as follows:

          (a) firstly, by the non-allotment of so many of the Halliburton Shares which fall to be issued to that Covenantor (after the Liability Date) pursuant to the Offer as have a value (calculated on the basis that each Halliburton Share has a value equal to US$38.50) up to but not exceeding the liability of that Covenantor pursuant to clause 4.1; and

          (b) next, by the payment by that Covenantor on the Second Determination Date in cash of his liability pursuant to clause
               4.1 to the extent that it shall not have been previously satisfied in accordance with clause 4.2(a).

     Each Covenantor agrees that his rights against Halliburton pursuant to the Offer Document shall be deemed not to have been breached by a set off properly made in accordance with this clause 4.2 and Halliburton agrees that the liability of a Covenantor pursuant to this clause 4 shall be reduced by the value (calculated in accordance with clause 4.2(a)) of any Halliburton Shares not allotted to him pursuant to clause 4.2(a).

4.3 Each of the Covenantors having taken or being advised to take legal advice hereby agrees that the provisions of clause 4.1 fairly reflect the fact that in agreeing to make the Offer Halliburton has relied on representations made by each Covenantor that he would remain employed by the Group or the Halliburton Group for a period of at least 3 years from Completion and during that period would not do or omit to do anything such that his employer would have grounds to terminate his employment and those representations made by him led to Halliburton agreeing to make an offer to acquire the Company on the terms (in particular as to price) contained in the Offer Document. He further agrees that the number of shares and sum specified in clause 4.1 represents a genuine pre-estimate of the loss that Halliburton would suffer (by reference, inter alia, to the value of the shares in the Company purchased by Halliburton from that Covenantor)if he ceased to be employed by the Group or the Halliburton Group within such 3 year period having regard in particular to the reliance the Group places on him. By way of non-exhaustive illustration, the Covenantor accepts and acknowledges that such loss is likely to be caused in the following ways:-

     4.3.1 the loss of lucrative relationships established by him with customers of the Group which may have a detrimental effect on the Business;

     4.3.2 the loss of good working relationships with other employees of the Group;

     4.3.3 the detrimental effect upon the morale of other employees of the Group which may lead to them terminating their employment with the Group;

     4.3.4 the loss to the Group of the Covenantor's personal knowledge of the Business and his knowledge of and participation in the formulation of the product line strategies and business plans;

     4.3.5 the loss to the Group of the Covenantor's knowledge of internal Group systems, processes and procedures;

     4.3.6 the creation of the opportunity for him to work for organisations in competition with the Group and the creation of the opportunity for him to entice business away from the Group using his relationships with customers of the Business when he has discharged his obligations under Clause 3 of this Agreement

     4.3.7 the delay which the loss of the Covenantor's services to the Group or the Halliburton Group may cause in the development by the Group or the Halliburton Group of new products and services.

4.4 Each of the undertakings from the Covenantors containing clause 4.1 shall be treated as a several and independent obligation.

4.5 Any payment by the Covenantors pursuant to this clause 4 shall be treated by all parties, for tax purposes, as a reduction in the value of the consideration paid to the Covenantors in respect of the sale and purchase of their Shares under the Offer.

4.6  In this Agreement, "Terminated for Cause" (or like expressions) means:

     4.6.1 in the case of the Covenantors other than Steven Cratus Owens, termination of employment (either summarily or on notice) of a person where the ground for such termination is that the relevant person:-

             (a) has committed any act of gross misconduct or repeated or continued any other material breach of his obligations under his Service Agreement; or

             (b) has engaged in any conduct which, in the reasonable opinion of the board of directors of the Company, is likely to cause his continued employment to be detrimental to the interests of the Halliburton Group; or

             (c) has been convicted of any criminal offence which is punishable with six months or more imprisonment (save for any motoring offence for which he has not been sentenced to a term of immediate or suspended imprisonment); or

             (d) has committed any act of dishonesty, whether or not relating to his employment; or

             (e) is, in the reasonable opinion of the board of directors of the Company, incompetent in the performance of his duties; or

             (f) has committed any act which materially violates the "Halliburton Company Code of Business Conduct" (as in force at May 18, 1999)

             PROVIDED ALWAYS that such termination shall have been agreed in writing with the relevant Covenantor or approved in writing by an arbiter appointed in accordance with his Service Agreement it being agreed that the approval of such arbiter shall be conclusive and binding that such Covenantor has been Terminated for Cause for the purposes of this Agreement; and

     4.6.2 in the case of Steven Cratus Owens only, termination of employment (either summarily or on notice) of a person where the ground for such termination is that the relevant person:

             (a) has committed any act of gross misconduct or repeated or continued any other material breach of his obligations under his Service Agreement; or

             (b) has engaged in any conduct which, in the reasonable opinion of the board of directors of the Company, is causing his continued employment to be detrimental to a material extent to the interests of the Halliburton Group; or

             (c) has been convicted of any criminal offence which is punishable with six months or more imprisonment (save for any motoring offence, unless that motoring offence has been punished with a term of actual (not suspended) imprisonment); or

             (d) has committed any deliberate and material act of dishonesty, whether or not relating to his employment which is detrimental to a material extent to the interests of the Halliburton Group; or

             (e) is, in the reasonable opinion of the board of directors of the Company, incompetent in the performance of his duties (provided that failure to meet any business plan shall not, of itself, be the sole determinant when assessing competency); or

             (f) has committed any act (amounting to gross misconduct) which materially violates the "Halliburton Company Code of Business Conduct" (as in force at May 18, 1999);

             PROVIDED ALWAYS that such termination shall have been agreed in writing with Steven Cratus Owens or approved in writing as constituting Termination for Cause in accordance with this definition by an arbiter in accordance with his Service Agreement. The agreement of Steven Cratus Owens or the approval of such an arbiter appointed in accordance with such Service Agreement shall be conclusive and binding on all persons that Steven Cratus Owens has been Terminated for Cause for the purposes of this Agreement.

5.   Pre-completion matters

5.1 In consideration of Halliburton agreeing to make the Offer, and conditionally upon Halliburton issuing the Offer, each of the Executive Warrantors undertakes to procure (so far as he is able so to procure by the exercise of his powers as an officer, employee and/or director of the Company and/or any Group Company and the rights attaching to his Shares) that (between the date of this Agreement and Completion:

     5.1.1 Halliburton is provided with copies of the monthly management accounts and reports of all business unit manager meetings of the Company in respect of that period, together with such other information as Halliburton shall reasonably require from time to time;

     5.1.2 the business of each Group Company is carried on wholly in the ordinary and usual course (as carried on as at the date hereof) and with a view to profit; and

     5.1.3 (save for the Special Resolution in the Agreed Form) the Company shall not pass any shareholders' resolution, save as may be required by this Agreement or the Offer Document.

5.2 Without prejudice to the generality of Clause 5.1 above, in consideration of Halliburton agreeing to make the Offer, and conditionally upon Halliburton issuing the Offer, each of the Executive Warrantors undertakes to procure (so far as he is able so to procure by the exercise of his powers as an officer, employee or director of the Company and/or any Group Company and the rights attaching to his Shares) that, save with the prior written consent of Halliburton, (between the date of this Agreement and Completion) there shall be no:

     5.2.1 sale or disposal or agreement for sale or disposal of any part of the business or assets of any Group Company (save in the ordinary course of trading of that company);

     5.2.2 creation or issue or agreement to create or issue any mortgage or charge (fixed or floating) upon any of the assets of any Group

             Company or the incurring by any Group Company of any indebtedness (other than normal trade credit or indebtedness on overdraft to the relevant Group Company's bankers within the existing limits of such overdraft facilities Disclosed);

     5.2.3 dismissal or change in the remuneration or terms of remuneration or employment of any of the directors or senior employees of any Group Company (including without limitation pension contributions, bonuses, commission and benefits in kind);

     5.2.4 material (in the context of the business of the Group as a whole) litigation or arbitration proceedings commenced by any Group Company regarding any of the assets or business of any Group Company;

     5.2.5 material amendment to the current insurance policies of any Group Company and the Executive Warrantors shall procure insofar as they are so able by the exercise of their powers and rights referred to above, that such policies shall continue in full force and effect pending Completion, and that nothing shall be done to render such policies void or voidable;

     5.2.6 communication unless required by law or any regulatory authority regarding this Agreement made to any person not concerned directly with the preparation and negotiation of this Agreement;

     5.2.7 declaration or payment of any dividend or other distribution to the shareholders of any Group Company;

     5.2.8 incurring by any Group Company of any new capital expenditure commitments (not set out in the Disclosure Letter) in excess of (pound)50,000 for any purpose whatsoever;

     5.2.9 (other than following exercise of a Call Option) any change in the authorised or issued share capital of any Group Company or the grant by any Group Company of any option or other rights to subscribe for or purchase any share in its capital or any amendment to any of the rules governing the Subsisting Options ; or

     5.2.10 act, matter or thing which constitutes a breach of clause 6 of the Shareholders Agreement.

5.3 The Executive Warrantors shall procure (insofar as they are able so to procure by the exercise of their powers as officers, employees or directors of the Company and/or any Group Company and the rights attaching to their respective holdings of Shares) that neither they, nor any Group Company shall knowingly do or procure any act or omission before Completion which would constitute a breach of any of the Warranties if they were to be repeated at Completion.

5.4 If, at any time before Completion, any of the Executive Warrantors comes to know of any fact, event or circumstance that:

     5.4.1 shows that any Warranty is (or would be if repeated at Completion) incorrect or misleading to a material extent, or that any obligation of the Warrantors hereunder has not been or will not be complied with to a material extent; or

     5.4.2 is not generally known in the oil service industry in both the United Kingdom and the United States of America and has occurred since the date hereof that, individually or together with all other similar facts, events or circumstances, could reasonably be expected to constitute or cause a Material Adverse Effect on the Company where "Material Adverse Effect" shall mean any change or effect that would be material and adverse

             (a) to the consolidated business, condition (financial or otherwise), results of operations, properties or prospects of the Group taken as a whole; or

             (b) to the ability of any Executive Warrantor to perform his obligations under this Agreement or resulting from his acceptance of the Offer; or

     5.4.3 suggests that any Group Company might be prevented from having effective use and possession of or from disposing of any of its material assets or carrying on its business because of any industrial or other dispute or disputes;

     then the Executive Warrantors shall immediately give to Halliburton full details thereof by written notice.

5.5 Halliburton undertakes to the Executive Warrantors that Halliburton shall issue the Offer Document to all holders of Shares (other than Halliburton Holdings Limited) and the Optionholder's Letter to the holders of the Subsisting Options within three Business Days following the date of this Agreement.

5.6 Halliburton undertakes to the Executive Warrantors that Halliburton shall procure that details of the level of acceptances of the Offer (including the identity of every accepting Shareholder) and details of the responses to the Optionholders Letter are provided to Stronachs Solicitors, 34 Albyn Place, Aberdeen on behalf of the Executive Warrantors within 3 Business Days following receipt by Halliburton (or Cameron McKenna on their behalf) of such acceptances and responses.

6.   Completion

6.1 In consideration of Halliburton agreeing to make the Offer, each Executive Warrantor shall procure that on or before Completion all amounts (other than normal course advances on expenses) owing to any Group Company at
     Completion:

     6.1.1   by that Executive Warrantor; and

     6.1.2   by his Associates

             shall be paid or repaid in full.

6.2 At or as soon as practicable following Completion the Executive Warrantors shall (insofar as they are able to do so by the exercise of their powers as officers, employees or directors of the Company and/or any Group Company and the rights attaching to their respective holdings of Shares and as individuals) deliver or procure the delivery to (or make available to the satisfaction of) Halliburton:

     6.2.1 the seal (if any), certificate of incorporation and statutory books, duly written up to date, of each Group Company;

     6.2.2 (insofar as not then in the possession of a Group Company, its agents or bankers) all documents of title to the Properties and to the Specified Intellectual Property and such other documents or papers which relate in any way to the business of any Group Company as Halliburton may reasonably request;

     6.2.3 certificates from each of the banks at which a Group Company maintains accounts of the amounts standing to the debit and credit of such accounts at the close of business on the day preceding Completion;

     6.2.4 the written resignations in the agreed form of Drummond Wilkinson Whiteford, Colin Smith, Richard Paul Rubbo and Steven Cratus Owens as directors of the Company, such resignations to take effect from Completion;

     6.2.5 the written resignation of the auditors of the Company and of each Group Company in the agreed form to take effect from Completion containing the statements referred to in section 394(1) CA 1985 that they consider there are no such circumstances as are mentioned in that section and confirming that they have deposited or shall deposit that statement in accordance with section 394(2) CA 1985 at the respective registered offices of the Company and of each Group Company; and

     6.2.6 the resignations in the appropriate form of such of the trustees of the [insert details of pension fund] as Halliburton may require.

6.3 As soon as practicable following Completion the Executive Warrantors shall procure that a meeting of the board of directors of the Company and each of the Existing Subsidiaries (other than PES Netherlands Limited) is properly convened and held and that at such meetings:

     6.3.1 in the case of the Company only, the transfers of the Shares will be approved for registration (subject to their being duly stamped, which shall be at the cost of Halliburton);

     6.3.2 all resignations provided for above will be tendered and accepted so as to take effect at the close of the meeting;

     6.3.3 the execution of the Service Agreements by or on behalf of the Company shall be approved and authorised;

     6.3.4 Scott Willis, Jim Renfroe, Jerry Borges, Andy Lane and Jerry Wauters will be appointed additional directors of the Company and all persons nominated by Halliburton (subject to any maximum number imposed by the relevant articles of association) will be appointed additional directors of the Existing Subsidiaries and all persons nominated by Halliburton will be appointed secretaries;

     6.3.5 all existing instructions and authorities to bankers will be revoked and will be replaced with alternative instructions, mandates and authorities in such form as Halliburton may require;

     6.3.6 in the case of the Company and the Existing Subsidiaries incorporated in the United Kingdom only the registered office will be changed to Norfolk House, Pitmedden Industrial Estate, Dyce, Aberdeen, AB21 0DP;

     6.3.7     the accounting reference date will be changed to 31st December;

     6.3.8     Messrs Arthur Andersen will be appointed auditors; and

     6.3.9 in the case of the Existing Subsidiaries (other than PES Netherlands Limited and PES Petroturn Limited) only, transfers will be approved for registration (subject to them having been duly stamped at the cost of the Company) and declarations of trust in a form satisfactory to Halliburton will be executed in respect of all shares in the Subsidiaries held by any person other than the Company or another Subsidiary;

     and that the chairman of such meeting shall sign the minutes thereof in the Agreed Form.

6.4  If Completion has not taken place prior to midnight (UK time) on [    ]
     1999, then the parties hereto shall treat this Agreement as terminated and it shall lapse and cease to have effect save for any rights and liabilities
     of the parties which have accrued prior to midnight on [    ] 1999 which
     shall subsist.

7.   Information

7.1 Each of the Executive Warrantors shall, both before and after Completion, give to Halliburton such information in his possession relating to the Company and its affairs as Halliburton may reasonably require.

7.2 The Executive Warrantors shall not, at any time (for the avoidance of doubt, whether or not Completion takes place), divulge to any person (except in confidence to their professional advisers) any information relating to this Agreement or the Offer without the prior written consent of Halliburton. This provision shall not apply to the disclosure of any information pursuant to legislation (including without limitation the securities laws of the United States) or the requirements of any recognised stock exchange.

8.   Termination of Shareholders Agreement

8.1 Immediately upon but subject to Completion occurring as between the parties hereto (save for Michael John Fleming, Colin Smith, Brett Wayne Bouldin and Napolean Arizmendi) the Company and Halliburton Holdings Limited (but not otherwise), the Shareholders Agreement shall cease to be of any further force or effect and any claims and liabilities accruing, as at the time of Completion, under the Shareholders Agreement by any of the parties hereto against any other of the parties hereto shall be deemed to have been waived.

8.2 At Completion, Halliburton shall deliver to the Executive Warrantors a letter in the Agreed Form duly executed by Halliburton Holdings Limited and the Executive Warrantors shall deliver to Halliburton a letter in the Agreed Form duly executed by the Company in order to give effect to this Clause 8.

8.3 For the avoidance of doubt the obligations of Sydney Joseph Littleford contained in Part 3 of the Shareholders Agreement shall survive notwithstanding the provisions of this Clause 8.

9.   General

9.1 This Agreement represents the entire Agreement between the parties in relation to the subject matter hereof and shall supersede any previous Agreement or understanding between all or any of the parties in relation to all or any such matters.

9.2 The provisions contained in each clause of this Agreement shall be enforceable independently of the others and the invalidity of any one provision shall not affect the validity of the others. The rights of Halliburton under this Agreement are independent, cumulative and without prejudice to all other rights available to it and the exercise or non-exercise of any such rights shall not prejudice or constitute a waiver of any other rights of Halliburton whether under this Agreement or otherwise.

9.3 If there is any provision of this Agreement, or of any Agreement or arrangement of which this Agreement forms part, which causes or would cause this Agreement or that Agreement or arrangement to be subject to registration under the Restrictive Trade Practices Act 1976, then that provision shall not take effect until the day after particulars of this Agreement or of that Agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading pursuant to section 24 of that Act. The parties agree that particulars of this Agreement or of any Agreement or arrangement of which this Agreement forms part (as the case may be) shall be duly furnished to the Director General of Fair Trading pursuant to section 24 of that Act and the parties agree to do all acts and things including, if necessary, executing documents, to ensure that a valid and effective furnishing is made and that all restrictions in this Agreement, and in any Agreement or arrangement of which this Agreement forms part, are fully enforceable at law.

9.4 Subject to Clause 2.3, no variation of this Agreement shall be binding on any party hereto unless and to the extent that the same is recorded in a written document executed by all parties and attested.

9.5 If Halliburton transfers any Shares to any other member of the Halliburton Group then Halliburton may assign to such member all or part of its rights under this Agreement and following any such transfer as from the date of such transfer, reference to "Halliburton" shall include reference to such member. Any such Assignee shall be entitled to exercise rights under this Agreement only for so long as it remains a member of the Halliburton Group. Save as permitted by this Clause 9.5, none of the parties hereto may assign any of its rights or obligations hereunder.

9.6 Save as required by law or pursuant to the requirements of any regulatory body or in relation to information that is publicly available (other than by reason of any wrongful disclosure of the same), none of the Executive Warrantors shall, save with the prior written consent of Halliburton, make any announcement concerning or otherwise disclose or divulge any information concerning Halliburton's involvement with or interest in the Company including (without limitation) any of the terms set forth in this Agreement.

9.7 Nothing contained in this Agreement shall constitute or be deemed to constitute a partnership between the parties hereto or any of them and no party shall hold himself out as an agent for any other party save with the prior consent of such other party.

10.   Costs

10.1 Subject to Completion occurring, Halliburton shall at Completion make payment of the professional, legal, accounting and other fees incurred by the Executive Warrantors and/or the Company to the following parties, provided always that the sum so payable to each of those parties does not exceed the sum shown opposite the name of such party below:-

     -----------------------------------------------------------------------
      Advisor                             Amount
     -----------------------------------------------------------------------
      Schroder & Co                       (pound)375,000 (plus VAT or
                                          equivalent sales tax and outlays
                                          of (pound)12,498.91)
     -----------------------------------------------------------------------
      PricewaterhouseCoopers              (pound)160,000 (plus VAT)
     -----------------------------------------------------------------------
      Stronachs                           (pound)200,000 (plus VAT)
     -----------------------------------------------------------------------
      [Overseas Lawyers - TBA]
     -----------------------------------------------------------------------

10.2 All invoices shall be addressed to "PES (International) Limited, payable by Halliburton Company."

10.3 It is agreed that neither the Company nor any Group Company shall be responsible for any fees of the transaction contemplated by this agreement and save as is expressly set out in this agreement each party shall be responsible for its own costs and expenses incurred in connection with this agreement or the Offer.

11.   Notices

11.1 Any notice or other written communication given under or in connection with this agreement may be delivered personally or sent by prepaid recorded delivery or registered post or by facsimile to the address and for the attention of the relevant party set out in Clause 11.2 (or such other address in England or Scotland as is otherwise notified from time to time).

11.2 The addresses of the parties for the purpose of Clause 11.1 are as follows:

      Executive Warrantors:    Stronachs Nominees Limited
                               34 Albyn Place
                               Aberdeen
      Facsimile number:        01224 845800
      For the attention of:    David Sheach

      Halliburton              Halliburton Energy Services
                               4100 Clinton Drive
                               Houston
                               Texas 77020
                               USA
      Facsimile number:        001 713 676 4414
      For the attention of:    Vice President and
                               Associate General Counsel

11.3 Any such notice or other written communication shall be deemed to have been served:

      11.3.1   if delivered personally, at the time of delivery;

      11.3.2 if posted, at the expiry of two Business Days after it was posted;

      11.3.3 if sent by facsimile message, at the time of transmission (if sent during Business Hours) or (if not sent during Business Hours) at the beginning of Business Hours next following the time of transmission in the place to which the facsimile was sent.

11.4 In proving such service it shall be sufficient to prove that personal delivery was made, or that such notice or other written communication was properly addressed stamped and posted or in the case of a facsimile message that an activity or other report from the sender's facsimile machine can be produced in respect of the notice or other written communication showing the recipient's facsimile number and the number of pages transmitted.

12.   Agent for Service

      The Executive Warrantors shall at all times maintain an agent for service of the process in Scotland. Such agent shall be Stronachs Nominees Limited of 34 Albyn Place, Aberdeen. Any writ, judgment or other notice of legal process shall be sufficiently served on the Executive Warrantors if delivered to such agent at its address for the time being. The Executive Warrantors undertake not to revoke the authority of such agent, and if for any reason such agent no longer serves as agent of any of the Executive Warrantors to receive service of process, such Executive Warrantors shall promptly appoint another person as agent (with an address for service within the jurisdiction of the Scottish courts) and notify the other parties thereof.



IN WITNESS WHEREOF these presents consisting of this and the preceding [    ]
pages together with the schedule are executed at Aberdeen on [    ] 1999 by the
parties as follows:



For and on behalf of
HALLIBURTON COMPANY                                         ....................
                                                            authorised signatory
 ....................................................

By LAURENCE WILLIAM KINCH                                   ....................

 ....................................................

By MICHAEL LEWIS BOWYER                                     ....................

 ....................................................

By MICHAEL JOHN FLEMING                                     ....................

 ....................................................

By DRUMMOND WILKINSON WHITEFORD                             ...................

 ....................................................

By RICHARD PAUL RUBBO                                       ...................

 ....................................................

By STEVEN CRATUS OWENS                                      ..................

 ....................................................

By COLIN SMITH                                              ..................

 ....................................................

By BRETT WAYNE BOULDIN                                      ..................

 ....................................................

By NAPOLEAN ARIZMENDI                                       ..................

 ....................................................

All before the following witness:

 ..................................        Name

 ..................................        Address

 ..................................

 ..................................

 ..................................        Occupation

                                   Schedule

1.   This is the Schedule referred to in the foregoing Agreement

                                    Part 1A

                           The Executive Warrantors


(1)                                      (2)

Name and address                         Number of Ordinary Shares owned
                                         and held or under option before
                                         the Date hereof

Laurence William Kinch                                300,000
of Westfield Lodge
Milltimber
Aberdeen
Aberdeenshire
Scotland

Michael Lewis Bowyer                                   24,780
3 Earlswells Drive
Cults
Aberdeen
Grampian AB15 9NW

Drummond Wilkinson                                    131,620
Whiteford
Westfield Cottage
Contlaw Road
Milltimber
Aberdeen
Aberdeenshire AB13 OEX
Scotland

Richard Paul Rubbo                                     15,600
10 Maple Loft Place
The Woodlands
Texas 77381
USA

Steven Cratus Owens                                    41,470
22 Pebble Hollow
The Woodlands
Texas 77386
USA

Michael John Fleming                                    2,500
2 Ballieswells Drive
Bieldside
Aberdeen
Scotland

Colin Smith                                            16,530
21 Coull Gardens
Kingswells
Aberdeen
Scotland

                                   Part 1 B

                   Maximum Liabilities under the Warranties



          Executive Warrantor             Maximum Liability under the Warranties
          -------------------             --------------------------------------

     1.   Laurence William Kinch                    (pound)4,635,804.53

     2.   Michael Lewis Bowyer                        (pound)384,099.44

     3.   Drummond Wilkinson Whiteford              (pound)2,270,153.30

     4.   Richard Paul Rubbo                            US$2,342,550.38

     5.   Steven Cratus Owens                           US$1,018,891.26

     6.   Michael John Fleming                             US$37,295.54

     7.   Colin Smith                                 (pound)289,870.00

                                   Part 1 C

                                The Covenantors

Name and address                                Maximum Liability under clause 4
                                                (US$)
Michael Lewis Bowyer                                         296,975
3 Earlswell Drive
Cults
Aberdeen
Grampian AB15 9NW

Drummond Wilkinson Whiteford                               1,000,000
Westfield Cottage
Contlaw Road
Milltimber
Aberdeen
Aberdeenshire
Scotland  AB13 0EX

Steven Cratus Owens                                        1,000,000
22 Pebble Hollow Court
The Woodlands
Texas 77386

Colin Smith                                                  326,217
21 Coull Gardens
Kingswells
Aberdeen
Aberdeenshire AB15 8TQ
Scotland

Brett Wayne Bouldin                                          713,196
707 Creek Forest Circle Spring
Texas 77380
USA

Napolean Arizmendi                                           499,389
11910 West Presley
Magnolia
Texas 77355
USA

                                    Part 2A

                              Corporate Structure

Date of incorporation                  -                25th June 1993

Registered office                      -                34 Albyn Place
                                                        Aberdeen AB10 1FW
                                       -
Share capital authorised                                (pound)150,000 divided into 1,500,000 ordinary
                                       -                shares of 10p each

Share capital issued                   -                (pound)126,654

Shareholders                                            As set out in Part 7 of the Schedule

Directors                                               Laurence William Kinch
                                                        Michael Lewis Bowyer
                                                        Drummond Wilkinson Whiteford
                                                        Colin Smith
                                                        Richard Paul Rubbo
                                                        Michael John Fleming
                                                        Steven Cratus Owens
                                                        Ross Mark McCurley
                                                        James Bryon Renfroe

Secretary                                               Stronachs

Accounting reference date                               31st March

Auditors                                                PricewaterhouseCoopers

Mortgages, debentures and                               Floating charge dated 18th November
other charges                                           1993 in favour of the Governor and
                                                        Company of the Bank of Scotland

                                    Part 2B

                          Particulars concerning the
                          Subsidiaries of the Company

Name                                   -                Petroleum Engineering Services Ltd

Country of Incorporation               -                Scotland

Date of Incorporation                  -                14th June 1985

Registered Office                      -                34 Albyn Place, Aberdeen AB10 1FW

Share capital authorised               -                100(pound)1 ordinary shares

Share capital issued                   -                99(pound)1 ordinary shares

Shareholders                                            No. of shares held

                                                        PES (International) Limited 100%

Directors                              -                Laurence William Kinch, Michael Lewis Bowyer,
                                                        Drummond Wilkinson Whiteford, Colin Smith,
                                                        James Crabb


Secretary                              -                Stronachs, 34 Albyn Place, Aberdeen AB10 1FW


Accounting reference date              -                31st March

Auditors                               -                PricewaterhouseCoopers

Mortgages, debentures and              -                Bond and floating charge in favour of Bank of
other charges                                           Scotland dated 17 May 1987 and registered
                                                        26th May 1987

Nature of business                     -                Supply of oil and gas well subsurface
                                                        engineering

                                    Part 2B

            Particulars concerning the Subsidiaries of the Company

Name                                   -                PES Incorporated

Country of Incorporation               -                USA (Texas)

Date of Incorporation                  -                5th December 1994

Registered Office                      -                3300 Two Houston Center, Houston, Texas
                                                        77010

Share capital authorised               -                100,000 Class A shares and 100,000 Class B
                                                        shares

Share capital issued                   -                100,000 Class A shares and 100,000 Class B
                                                        shares

Shareholders                           -                No. of shares held

                                                        PES (International) Limited 100%

Directors                              -                S Owens;
                                                        L W Kinch;
                                                        R P Rubbo

Secretary                              -                David L Griffis

Accounting reference date              -                31st March

Auditors                               -                None

Mortgages, debentures and              -                None
other charges

Nature of business                     -                Supply of oil and gas well subsurface
                                                        engineering

                                    Part 2B

                          Particulars concerning the
                          Subsidiaries of the Company

Name                                   -                Petroleum Engineering Services Asia Pty Ltd

Country of Incorporation               -                Australia

Date of Incorporation                  -                4th October 1995

Registered Office                      -                Abbott & Associates Pty Ltd, 1st Floor, 3
                                                        Alvan Street, Mount Lawley, Western
                                                        Australia, 6050

Share capital authorised               -                AUS$1,000,000 divided into 1,000,000 shares
                                                        as follows:-

                                                        909,998 $1  ordinary shares
                                                        10,000 $1 "A" class shares
                                                        10,000 $1 "B" class shares
                                                        10,000 $1 "C" class shares
                                                        10,000 $1 "D" class shares
                                                        10,000 $1 "E" class shares
                                                        10,000 $1 "F" class shares
                                                        10,000 $1 "G" class shares
                                                        10,000 $1 "H" class shares
                                                        10,000 $1 "I" class shares
                                                        2 $1 subscriber shares

Share capital issued                   -                40 $1 ordinary shares

Shareholders                           -                No. of shares held

                                                        PES (International) Limited 28
                                                        S J Littleford  6*
                                                        Andos Pty Limited 6*

                                                        *call option in place on shares to exchange
                                                        for a fixed number of PES (International)
                                                        Limited shares

Directors                              -                S J Littleford
                                                        J Anderson

Secretary                              -                Roberta C Littleford & Alison Anderson

Accounting reference date                       -          30th June

Auditors                                        -          None yet appointed

Mortgages, debentures and other charges         -          None

Nature of business                              -          Supply of oil and gas well subsurface
                                                           engineering

                                    Part 2B

                          Particulars concerning the
                          Subsidiaries of the Company

Name                                   -                Petroleum Engineering Services
                                                        Norge AS

Country of Incorporation               -                Norway

Date of Incorporation                  -                18th March 1994

Registered Office                      -                Bedriftsveien 19, 4300 Sandnes, Norway

Share capital authorised               -                100 shares NKR 500 each
                                                        (comprising 80 A shares and 20 B shares)

Share capital issued                   -                100 shares NKR 500 each
                                                        (comprising 80 A shares and 20 B shares)

Shareholders                           -                No. of shares held

                                                        PES   (International) Limited  80 A
                                                        shares (constituting  80%)
                                                        L Vinje 20 B shares (call option on
                                                        shares in place to exchange for fixed
                                                        number of PES (International)
                                                        Limited shares)

Directors                              -                L Vinje
                                                        L W Kinch

Secretary                              -                Lars Vinje

Accounting reference date              -                31st March

Auditors                               -                PricewaterhouseCoopers

Mortgages, debentures and              -                None
other charges

Nature of business                     -                Supply of oil and gas well subsurface
                                                        engineering

                                    Part 2B

                          Particulars concerning the
                          Subsidiaries of the Company


Name                                   -                PES France

Country of Incorporation               -                France

Date of Incorporation                  -                20th December 1995

Registered Office                      -                4 Avenue Pierre Angot, 64000 Pau, France

Share capital authorised               -                2,500 ord shares FrFr100 each

Share capital issued                   -                2,500 ord shares FrFr100 each

Shareholders                           -                No. of shares held

                                                        PES de France  2494 D
                                                        W Whiteford 1*
                                                        D Cosentino 1*
                                                        J M Lopez 1*
                                                        E Vidil 1* L
                                                        W Kinch 1*
                                                        M L Bowyer 1*

                                                        *call option in place on shares to exchange
                                                        for cash.

Directors                              -                D Cosentino, L W Kinch
                                                        M L Bowyer, D W Whiteford

Secretary                              -                Edouard Vidil

Accounting reference date              -                31st March

Auditors                               -                ACF Audit, 1 Rue Bonado,
                                                        64000 Pau

Mortgages, debentures and              -                None
other charges

Nature of business                     -                Supply of oil and gas well subsurface
                                                        engineering

                                    Part 2B

                          Particulars concerning the
                          Subsidiaries of the Company

Name                                   -                PES de France

Country of Incorporation               -                France

Date of Incorporation                  -                21st December 1995

Registered Office                      -                4 Avenue Pierre Angot, 64000 Pau, France

Share capital authorised               -                2,500 ord shares FrFr100 each

Share capital issued                   -                2,500 ord shares FrFr100 each

Shareholders                           -                No. of shares held

                                                        PES (International) Limited 99.88% -
                                                        2,494 shares
                                                        L W Kinch 1 share*
                                                        M L Bowyer 1 share*
                                                        M D Cosentino 1 share*
                                                        J M Lopez 1 share*
                                                        M E Vidil 1 share*
                                                        Petroleum Engineering Services
                                                        Limited 1 share

                                                        *call option in place on shares to exchange
                                                        for cash.


Directors                              -                D Cosentino, L W Kinch
                                                        M Bowyer, D Whiteford

Secretary                              -                Edouard Vidil

Accounting reference date              -                31st March

Auditors                               -                ACF Audit, 1 Rue Bonado,
                                                        64000 Pau

Mortgages, debentures and              -                None
other charges

Nature of business                     -                Intermediate holding company of PES
                                                        France

                                    Part 2B

                          Particulars concerning the
                          Subsidiaries of the Company

Name                                        -              PES Netherlands Limited

Country of Incorporation                    -              Scotland

Date of Incorporation                       -              13th December 1993

Registered Office                           -              34 Albyn Place, Aberdeen AB10 1FW

Share capital authorised                    -              1,000 ordinary shares(pound)1 each

Share capital issued                        -              1,000 ordinary shares(pound)1 each

Shareholders                                -              No. of shares held

                                                           PES (International) Limited 751
                                                           R Kemeling 249

Directors                                   -              Ruurd Kemeling, Sydney Joseph Littleford

Secretary                                   -              Stronachs, 34 Albyn Place, Aberdeen

Accounting reference date                   -              31st March

Auditors                                    -              PricewaterhouseCoopers

Mortgages, debentures and other charges     -              None

Nature of business                          -              Non trading dormant company

                                    Part 2B

                          Particulars concerning the
                          Subsidiaries of the Company

Name                                        -              PES Trustees Limited

Country of Incorporation                    -              Scotland

Date of Incorporation                       -              13th December 1993

Registered Office                           -              34 Albyn Place, Aberdeen AB10 1FW

Share capital authorised                    -              1,000 shares(pound)1 each

Share capital issued                        -              1 ordinary share(pound)1

Shareholders                                -              No. of shares held

                                                           PES (International) Limited 100%

Directors                                   -              Laurence William Kinch, Drummond Wilkinson
                                                           Whiteford

Secretary                                   -              Stronachs, 34 Albyn Place, Aberdeen AB10 1FW

Accounting reference date                   -              31st March

Auditors                                    -              PricewaterhouseCoopers

Mortgages, debentures and other charges     -              None

Nature of business                          -              Acting as trustee for the ESOP

                                    Part 2B

                          Particulars concerning the
                          Subsidiaries of the Company


Name                                     -      P.E.S. Petroquip Limited

Country of Incorporation                 -      Scotland

Date of Incorporation                    -      24th September 1985

Registered Office                        -      34 Albyn Place, Aberdeen AB10
                                                1FW

Share capital authorised                 -      100 ordinary shares(pound)1 each

Share capital issued                     -      2 ordinary shares(pound)1 each

Shareholders                             -      No. of shares held

                                                PES Engineering Services Limited
                                                100%

Directors                                -      Laurence William Kinch, Drummond
                                                Wilkinson Whiteford

Secretary                                -      Stronachs, 34 Albyn Place,
                                                Aberdeen AB10 1FW

Accounting reference date                -      31st March

Auditors                                 -      None (dormant company exemption)

Mortgages, debentures and other charges  -      None

Nature of business                       -      Non trading dormant company

                                    Part 2B

                          Particulars concerning the
                          Subsidiaries of the Company


Name                                     -      P.E.S. Petroserv Limited

Country of Incorporation                 -      Scotland

Date of Incorporation                    -      2nd July 1985

Registered Office                        -      34 Albyn Place, Aberdeen AB10
                                                1FW

Share capital authorised                 -      100 ordinary shares(pound)1 each

Share capital issued                     -      100 ordinary shares(pound)1 each

Shareholders                             -      No. of shares held

                                                Petroleum Engineering Services
                                                Limited 100

Directors                                -      Laurence William Kinch, Drummond
                                                Wilkinson Whiteford

Secretary                                -      Stronachs, 34 Albyn Place,
                                                Aberdeen AB10 1FW

Accounting reference date                -      31st March

Auditors                                 -      None (dormant company exemption)

Mortgages, debentures and other charges  -      None

Nature of business                       -      Non trading dormant company

                                    Part 2B

                          Particulars concerning the
                          Subsidiaries of the Company


Name                                     -    P.E.S. Petrospec Limited

Country of Incorporation                 -    Scotland

Date of Incorporation                    -    21st August 1985

Registered Office                        -    34 Albyn Place, Aberdeen AB10 1FW

Share capital authorised                 -    100 ordinary shares(pound)1 each

Share capital issued                     -    100 ordinary shares(pound)1 each

Shareholders                             -    No. of shares held

                                              Petroleum Engineering Services
                                              Limited 100

Directors                                -    Laurence William Kinch, Drummond
                                              Wilkinson Whiteford

Secretary                                -    Stronachs, 34 Albyn Place,
                                              Aberdeen AB10 1FW

Accounting reference date                -    31st March

Auditors                                 -    None (dormant company exemption)

Mortgages, debentures and other charges  -    None

Nature of business                       -    Non trading dormant company

                                    Part 2B

                          Particulars concerning the
                          Subsidiaries of the Company


Name                                     -     Petroleum Manufacturing Services
                                               Limited

Country of Incorporation                 -     Scotland

Date of Incorporation                    -     23rd June 1988

Registered Office                        -     34 Albyn Place, Aberdeen AB10 1FW

Share capital authorised                 -     100,000 ordinary shares(pound)1
                                               each

Share capital issued                     -     50,000 ordinary shares(pound)1
                                               each

Shareholders                             -     No. of shares held

                                               Petroleum Engineering Services
                                               Limited 50,000

Directors                                -     Laurence William Kinch, Drummond
                                               Wilkinson Whiteford, Michael
                                               Lewis Bowyer

Secretary                                -     Stronachs, 34 Albyn Place,
                                               Aberdeen AB10 1FW

Accounting reference date                -     31st March

Auditors                                 -     PricewaterhouseCoopers

Mortgages, debentures and other charges  -     Bond and floating charge in
                                               favour of Bank of Scotland
                                               registered 21.11.96 Floating
                                               Charge Debenture in favour of
                                               Natwest Bank Plc registered on
                                               24.1.90.

Nature of business                       -     Manufacture and assembly of
                                               oilfield well completion
                                               equipment and related engineering
                                               products

                                    Part 2B

                          Particulars concerning the
                          Subsidiaries of the Company


Name                                      -    Petroleum Engineering Services
                                               (Italia) srl

Country of Incorporation                  -    Italy

Date of Incorporation                     -    27th December 1994

Registered Office                         -    PES (Italia) Srl, So Umberto
                                               410/3, 65016 Montesilvano,
                                               Pescara, Italy

Share capital authorised                  -    20,000 ordinary shares of ITL
                                               1,000 each

Share capital issued                      -    20,000 ordinary shares of ITL
                                               1,000 each

Shareholders                              -    No. of shares held

                                               PES (International) Limited 100%


Directors                                 -    C Borra, S Tait,
                                               Marcello Beneditti

Secretary                                 -    Lara Marilungo

Accounting reference date                 -    31st March

Auditors                                  -    None required

Mortgages, debentures and other charges   -    None

Nature of business                        -    Supply of oil and gas well
                                               subsurface engineering

                                    Part 2B

                          Particulars concerning the
                          Subsidiaries of the Company


Name                                     -    P.E.S. Petroturn Limited

Country of Incorporation                 -    Scotland

Date of Incorporation                    -    3rd September 1987

Registered Office                        -    34 Albyn Place, Aberdeen AB10 1FW

Share capital authorised                 -    100 ordinary shares(pound)1 each

Share capital issued                     -    100 ordinary shares(pound)1 each

Shareholders                             -    No. of shares held

                                              Petroleum Engineering Services
                                              Limited 76 J G Robertson 24

Directors                                -    Laurence William Kinch, Drummond
                                              Wilkinson Whiteford

Secretary                                -    Stronachs, 34 Albyn Place,
                                              Aberdeen AB10 1FW

Accounting reference date                -    31st March

Auditors                                 -    None (dormant company exemption)

Mortgages, debentures and other charges  -    None

Nature of business                       -    Non trading dormant company

                                    Part 2B

                          Particulars concerning the
                          Subsidiaries of the Company


Name                                     -    P.E.S. Petroseal Limited

Country of Incorporation                 -    Scotland

Date of Incorporation                    -    13th May 1987

Registered Office                        -    34 Albyn Place, Aberdeen AB10 1FW

Share capital authorised                 -    100 ordinary shares(pound)1 each

Share capital issued                     -    100 ordinary shares(pound)1 each

Shareholders                             -    No. of shares held

                                              Petroleum Engineering Services
                                              Limited 100

Directors                                -    Laurence William Kinch, Drummond
                                              Wilkinson Whiteford

Secretary                                -    Stronachs, 34 Albyn Place,
                                              Aberdeen AB10 1FW

Accounting reference date                -    31st March

Auditors                                 -    None (dormant company exemption)

Mortgages, debentures and other charges  -    None

Nature of business                       -    Non trading dormant company

                                    Part 2B

                          Particulars concerning the
                          Subsidiaries of the Company


Name                                     -     Bluefoil Limited

Country of Incorporation                 -     Scotland

Date of Incorporation                    -     9th May 1989

Registered Office                        -     34 Albyn Place, Aberdeen AB10 1FW

Share capital authorised                 -     ((pound)300,000 8% - cumulative
                                               participating redeemable
                                               Preference shares(pound)1 each
                                               5690 - cumulative convertible
                                               participating preference shares 1
                                               each 26,820 - ordinary shares
                                               (pound)1 each)

Share capital issued                     -     26,820 ordinary shares (pound)1
                                               each

Shareholders                             -     No. of shares held

                                               PES (International) Limited 100%

Directors                                -     Laurence William Kinch, Michael
                                               Lewis Bowyer

Secretary                                -     Stronachs, 34 Albyn Place,
                                               Aberdeen AB10 1FW

Accounting reference date                -     31st March

Auditors                                 -     PricewaterhouseCoopers

Mortgages, debentures and other charges  -     Floating charge in favour of Bank
                                               of Scotland registered 22nd
                                               September 1989

Nature of business                       -     Design engineering, manufacture
                                               and supply of equipment to the
                                               oil and gas industry. The company
                                               ceased trading on 1st August 1996

                                  WARRANTIES


                                    Part 3

1.   Information

1.1 The information set out in paragraphs (A) to (D) of the Recitals to this Agreement and in Parts 2, 6 and 7 of the schedule is true and accurate.

1.2 The Forecasts and Projections were prepared in good faith and after careful consideration and enquiry and on the basis of assumptions which the Executive Warrantors honestly believe were and remain fair and reasonable and none of the Executive Warrantors is aware (having made enquiry of the directors of the Existing Subsidiaries and Gary Paver only) of any specific fact or matter (not generally known and affecting businesses in the same market sector as the Group to a similar extent or in the same way) which causes the Executive Warrantors to question those assumptions or the Forecasts and Projections.

     PROVIDED THAT this Warranty 1.2 shall not be construed as a guarantee or promise that the results anticipated in the Forecasts and Projections will be achieved.

1.3 All information contained in the Offer Document relating to the Group or its business and affairs is true and accurate in all material respects and not misleading.

1.4 All information contained in that part of the Disclosure Letter headed "Specific Disclosures" is true and accurate in all material respects.

2.   Group structure

     Save for the Existing Subsidiaries the Company does not have any subsidiary companies and neither does it nor any other Group Company own any shares, securities or other interest in any other person.

3.   Share capital

3.1 There is no outstanding right to call for the issue of any share or loan capital of any Group Company.

3.2 All of the Subsisting Options could, if exercised, be satisfied by the transfer of the relevant number of Shares by the trustees of PES Employee Benefit Trust being PES Trustees Limited one of the Existing Subsidiaries.

3.3 Each of the Executive Warrantors is and will, subject only to this Agreement, be beneficially entitled to and the registered holder of the Shares set out opposite his name in column (2) of Part 1 of the schedule.

3.4 All dividends declared or otherwise due in respect of the Shares have been paid.

3.5 There are no amounts unpaid on any of the Shares, each of which is fully paid up (including as to any premium payable).

4.   Financial position

4.1 The Accounts were prepared in accordance with UK GAAP, are consistent with the practice adopted by the Company during the three financial periods ended on the Accounts Date, comply with the requirements of the Companies Act 1985 and give a true and fair view of the state of affairs of the Group at the Accounts Date and of the results for the period then ended and, in particular, but without prejudice to the generality of the foregoing, make proper provision (where appropriate by way of note) for all liabilities, contingent liabilities, bad and doubtful debts and depreciation and (save as expressly disclosed therein) do not include any exceptional or extraordinary item of income or expenditure (as defined by FRS 3).

4.2 The Management Accounts have been prepared on a basis consistent with previous management accounts and fairly state levels of turnover, expenses and liabilities as at 31st January 1999 and for the 10 month period then ended.

4.3 The basis of valuation of stock in trade and work in progress has remained in all material respects consistent with that adopted for the purpose of the Company's audited accounts in respect of the beginning and end of each of the accounting periods of the Company for the last three financial years.

4.4 The Group's stock in trade (save for up to (pound)50,000 of such stock in trade which may be obsolete or slow moving) is in good condition and is capable of being sold by the relevant Group Company in the ordinary course of business.

4.5 Rentals in excess of (pound)50,000 per item per annum payable by any Group Company under any leasing, hire purchase or other similar agreement to which it is a party have been Disclosed and have not been and, so far as the Executive Warrantors are aware, are not subject to a rent review notice or current proposal for increase.

5.   Events since the Accounts Date

5.1 Since the Accounts Date no Group Company has entered into any transaction or done any such act or thing as is referred to in clause 5.2 of this Agreement save as expressly referred to or provided for in this Agreement and in addition (but without prejudice to the generality of the foregoing) each Group Company:

     5.1.1 has carried on its business as a going concern in, and only in, the ordinary course;

     5.1.2 has not entered into (whether in the ordinary course of its business or not) any long term, substantial or unusual obligations or transactions including (without limitation) any capital commitment involving more than (pound)500,000;

     5.1.3 other than for amounts of less than (pound)100,000 in aggregate, has not written off, written down, waived or released (or agreed so to do) any amounts which became owing to it before or after the Accounts Date;

     5.1.4 has not acquired or set up (or agreed so to do) any new business, branch or subsidiary; and

     5.1.5 save for leasing, hire purchase, sale on credit or like agreements entered into in the ordinary course of business, has not borrowed any monies except from its bankers in the ordinary course of business and within the limits of the facilities available to it from such bankers and disclosed to Halliburton.

5.2 Since the Accounts Date no part of the business of any Group Company has been affected by the cancellation or loss of any order or contract which would have had an invoice value, excluding VAT or like sales tax in excess of (pound)150,000 or (so far as the Executive Warranties are aware) by the loss of any customer or of any source of supply nor (so far as the Executive Warrantors are aware) are there any specific circumstances likely to lead thereto.

6.   Employment matters

6.1 Other than contracts in which a longer period is implied by non-UK law, there is not in existence any contract of employment with any employee of a Group Company that cannot be terminated by three months' notice or less without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

6.2 There are no agreements or other arrangements (binding or otherwise) or outstanding or anticipated claims or disputes between any Group Company and any trade union or other body representing all or any of the employees of such Group Company.

6.3 No Group Company owes any amounts to, or has any outstanding obligations in respect of, any present or former directors, employees or shareholders of such company other than one months accrued remuneration.

6.4 Save to the extent (if any) to which provision or allowance has been made in the Accounts or the Management Accounts:

     6.4.1 since the Accounts Date no liability has been incurred or is (so far as the Executive Warrantors are aware) anticipated by any Group

               Company for breach of any contract of employment or for services or for severance payments or for redundancy payments or protective awards or for compensation for unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for sex, disability or race discrimination or for any other liability accruing from the termination or variation of any contract of employment or for services;

     6.4.2 since the Accounts Date no gratuitous payment has been made or promised by any Group Company in connection with the actual or proposed termination, suspension or variation of any contract of employment or for services of any present or former director, officer or any dependant of any present or former director, officer or employee of any Group Company; and

     6.4.3 since the Accounts Date no Group Company has made or agreed to make any payment to or provided or agreed to provide any benefit for any present or former director, officer or employee of the Company other than in respect of his normal contractual benefits.

6.5

     6.5.1 So far as the Executive Warrantors are aware each Group Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied in all material respects with:

               (a) all obligations imposed on it by all relevant statutes, regulations and binding codes of conduct and practice affecting its employment of any persons and all relevant orders and awards made thereunder and has maintained current, adequate and suitable records regarding the service, terms and conditions of employment of each of its employees; and

               (b) all collective agreements, recognition agreements and binding customs and practices for the time being affecting its employees or their conditions of service.

     6.5.2 So far as the Executive Warrantors are aware no Group Company is in breach to any material extent of any of the following provisions of the following Acts or of any regulations made under any of such Acts:

               sections 14, 59, 71 and 72 Shops Act 1950 section 155 Factories Act 1961 section 33 Health and Safety at Work etc. Act 1974.

               or the equivalent in any foreign jurisdiction

     6.5.3 There is no liability or claim against any Group Company outstanding or so far as the Executive Warrantors are aware anticipated under the Equal Pay Act 1970, the Sex Discrimination Acts 1975 and 1986,

               Disability Discrimination Act 1995 the Race Relations Act 1976, the ERA, TUPE, the Social Security and Housing Benefits Act 1982, the Social Security Contributions and Benefits Act 1992, TULRCA or the Trade Union Reform and Employment Rights Act 1993 or the equivalent in any foreign jurisdiction.

     6.5.4 Within a period of one year preceding the date of this Agreement, no Group Company has given notice of any redundancies to the Secretary of State or started consultations with any independent trade union under the provisions of Part IV TULRCA or under TUPE nor has any Group Company failed to comply with any such obligation under Part IV TULRCA.

6.6

     6.6.1 No present director, officer or employee of any Group Company has given or received notice terminating his employment and Completion will not of itself entitle any employee to terminate his employment or trigger any entitlement to a severance payment or liquidated damages.

     6.6.2 Each Group Company has complied with all specific written recommendations made to it by the Advisory Conciliation and Arbitration Service and with all specific written awards and declarations made by the Central Arbitration Committee in respect of its employees.

6.7 No Group Company has in existence, nor is proposing to introduce, and none of its directors, officers or employees participates in (whether or not established by a Group Company), any employee share trust, share incentive scheme, share option scheme or profit sharing scheme for the benefit of all or any of its present or former directors, officers or employees or the dependants of any of such persons or any scheme under which any present or former director, officer or employee of any Group Company is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of any Group Company or any other person, firm or company including any profit related pay scheme established under Chapter III, Part V Taxes Act.

6.8

     6.8.1 No dispute exists (nor, so far as the Executive Warrantors are aware, are there any circumstances likely to cause a dispute) between any Group Company and a material number or category of its employees or any Trade Union(s) and so far as the Executive Warrantors are aware , save for one months accrued entitlement to remuneration, there are no wage or other claims outstanding against any Group Company by any person who is now or has been a director, officer or employee of any Group Company.

     6.8.2 No Group Company has had during the last three years any strike, work stoppages, slow-down or work-to-rule by its employees or lock-out, nor, so far as the Executive Warrantors are aware, is any anticipated, which has caused, or is likely to cause, any Group Company to be materially incapable of carrying on its business in the normal and ordinary course.

6.9 No Group Company has been a party to any relevant transfer as defined in TUPE within the period of two years preceding the date of this Agreement nor has any Group Company failed to comply with any duty to inform and consult any Trade Union under the said regulations (or the equivalent in any overseas jurisdiction) within the period of one year preceding the date of this Agreement.

6.10 No Group Company is a party to any agreement or arrangement with or commitment to any Trade Union or staff association nor are any of its employees members of any Trades Union or staff association.

6.11 Other than the Petroleum Engineering Services Limited Group Personal Pension Scheme, the Petroleum Engineering Services Limited Directors Retirement Plan, the Petroleum Engineering Services Limited Staff Retirement and Death Benefits Scheme, the "pensjon sforkering" pension scheme operated by Petroleum Engineering Services Norge AS and the scheme operated by Petroleum Engineering Services Asia Pty Limited (together the "Pension Schemes"), there is no arrangement to which any Group Company contributes or may become liable to contribute under which benefits of any kind are payable to or in respect of any of the employees, directors or officers or any former employee or former director or former officer of any Group Company (or to any spouse or dependant of any of them) on retirement, on death or in the event of disability or sickness or in other similar circumstances nor has any Group Company provided or promised to provide any ex-gratia pensions, lump sums or like benefits for any current or former employee director or officer of a Group Company.

6.12 The Pension Schemes provide only money purchase benefits and each Group Company has paid all contributions which are due to or in respect of the Pension Schemes by the due date for payment. In respect of any employee, director or officer of any Group Company who is covered by lump sum death benefits those benefits are fully insured with an insurance company on normal terms and all premiums have been paid.

6.13 Full particulars of the Pension Schemes have been disclosed, such particulars being true, complete and not misleading in any way. The particulars include a copy of the trust deed and rules or other governing documentation, booklets and any subsequent announcements to scheme members, details of members including contributions payable by members and their employer, details of current investments, latest scheme accounts and, where appropriate, the schedule of payments complying with Section 87 of the Pensions Act 1995.

6.14 The Pension Schemes are approved by the Board of Inland Revenue for the purposes of Chapter I or Chapter IV of Part XIV of the Taxes Act or are approved by any other appropriate regulatory body and so far as the Executive

          Warrantors are aware have at all times and in all material respects complied with the provisions of all relevant statutes, regulations and requirements.

6.15 There are no claims or actions in progress or pending, nor so far as the Executive Warrantors are aware any reason for such claims or actions, in respect of any pension arrangement. There are no unresolved disputes under any of the Pension Schemes' internal dispute resolution procedures.

7.        Authorities

          To the best of the knowledge, information and belief of the Executive Warrantors, each Group Company has obtained and complied in all material respects with all permits, authorities, licences and consents (whether granted by public or private authority) necessary or used to carry on its business effectively and without hindrance in the manner and in the places in which its business is now carried on, and, to the best of the knowledge and belief of the Executive Warrantors (but without any enquiry having been made other than of the directors and senior employees of each Group Company), there are no circumstances that might lead to the suspension, alteration or cancellation of any such permits, authorities, licences or consents, nor is it party to any agreement that materially restricts the fields within which it may carry on its business.

8.        Litigation

8.1 Save for proceeding to collect trade debts not exceeding (pound)100,000 in aggregate due to a Group Company no Group Company is engaged in, nor (to the best of the knowledge and belief of the Executive Warrantors) is any officer or senior or key employee of any Group Company, engaged in, any legal proceedings relating to the affairs of a Group Company. To the best of the knowledge and belief of the Executive Warrantors, there are no such proceedings threatened, and, to the best of the knowledge and belief of the Executive Warrantors there has been no act, omission or other occurrence that will or is likely to give rise to any such proceedings.

8.2 There is no judgment or order of any court, tribunal or official body against any Group Company or to the best of the knowledge, information and belief of the Executive Warrantors any officer or senior or key employee that has not been fully satisfied or discharged on terms that have been disclosed to Halliburton.

8.3 No Group Company and no officer of any Group Company has been prosecuted for any criminal, illegal or unlawful act connected with the Group.

8.4 So far as the Executive Warrantors are aware no officer or employee of any Group Company has made or received any Sensitive Payment in connection with the business of the Group. For the purposes of this clause the expression "Sensitive Payments" (whether or not illegal) shall include (i) bribes or kickbacks paid to any person, firm or company including central or local government officials or employees or (ii) amounts received with an understanding that rebates or refunds will be made in contravention of the laws of any jurisdiction either directly or through a third party or (iii) political contributions or (iv) payments or commitments (whether made in the form of commissions, payments or fees for goods received or otherwise) made with the understanding or under circumstances that would indicate that all or part of the payment is to be paid by the recipient to central or local government officials or as a commercial bribe, influence payment or kickback.

9.        Applicable legislation

9.1 No notice or intimation has been received that any Group Company is in breach of any legislation or regulations nor, so far as the Executive Warrantors are aware (but without any enquiry having been made other than of the directors and senior employees of each Group Company), is any Group Company in material breach of any such legislation or regulations.

9.2 Without prejudice to the generality of paragraph 9.1 above so far as the Executive Warrantors are aware, no Group Company has been or is a party to any arrangement or practice that infringes or requires or required registration under or is liable to be referred under any of the provisions of the Restrictive Trade Practices Acts 1956 to 1976, the Fair Trading Act 1973, the Resale Prices Act 1976, the Competition Act 1980, Articles 85 and 86 of the Treaty of Rome (or any regulation or directive issued thereunder) or any other law or treaty relating to monopolies, restrictive trade practices, fair trading or resale price maintenance.

9.3 The business of the Group has so far as the Executive Warrantors are aware at all times been conducted in compliance in all material respects with all applicable legislation concerning health and safety matters and all and any regulations or orders made or issued under any such legislation and any relevant-binding codes of practice, guidance notes and the like issued by government agencies (the "Health and Safety Legislation").

9.4 To the best of the knowledge and belief of the Executive Warrantors no works, repairs, construction, remedial action or expenditure is or is likely to be required in relation to the Health and Safety Legislation in order to carry on lawfully the business of the Group at the Properties.

9.5 The Executive Warrantors have no knowledge of any outstanding notice, claim or other communication alleging any contravention of or actual or potential liability under the Health and Safety Legislation.

9.6 No Group Company carries on, nor does it purport to carry on, nor has it at any time since 28th April, 1988 carried on, or purported to carry on, investment business in the United Kingdom within the meaning of section 3 Financial Services Act 1986 nor has it contravened any provision of that Act.

9.7 There are no outstanding claims for compensation for inaccuracy, loss or unauthorised disclosure of personal data nor, so far as the Executive Warrantors are aware are there any circumstances likely to lead thereto.

10.       Records and documents

10.1 The register of members of each Group Company is correct there has been no notice of any proceedings to rectify the register and to the best of the knowledge and belief of the Executive Warrantors there are no circumstances that might lead to any application for rectification of the register.

10.2 Each Group Company has kept duly made up all requisite books of account (reflecting all assets, liabilities, financial transactions and contracts), minute books, registers and records, and these and, to the best of the knowledge and belief of the Executive Warrantors, all other documents (properly stamped where necessary) belonging to or which ought to be in the possession of each Group Company are in its possession or in the possession of its bankers or agents.

10.3 All material documents requiring to be filed with the Registrar of Companies (or the equivalent in any jurisdiction outside the United Kingdom) by each Group Company have been properly made up and filed.

11.       Company Agreements

11.1 No Group Company is a party to any agency, distributorship, marketing, purchasing, service, licensing or like agreement that cannot be terminated by it on less than three months' notice without payment of compensation.

11.2      No Group Company:

          11.2.1 is a member of any partnership or unincorporated association (other than a recognised trade association);

          11.2.2 is a party to any joint venture or consortium or agency or distribution agreement; or

          11.2.3 holds any shares or securities of or interest in any corporation incorporated without limited liability or in which liability is not limited.

11.3 All contracts to which a Group Company is a party with an invoice value in excess of (pound)500,000 which have been entered into in the last 5 years and in respect of which a Group Company has or could have any actual or contingent liability in excess of (pound)50,000 have been Disclosed. No Group Company is a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which:

          11.3.1 (other than call-off arrangements) is incapable of complete performance in accordance with its terms within twenty-four months after the date on which it was entered into or undertaken;

          11.3.2 (so far as the Executive Warrantors are aware) is likely to result in a loss to the relevant Group Company on completion of performance;

          11.3.3 cannot (so far as the Executive Warrantors are aware) readily be fulfilled or performed by the relevant Group Company on time and without undue or unusual expenditure of money and effort;

          11.3.4 involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature and not in the ordinary course of business;

          11.3.5 requires an aggregate consideration payable by the relevant Group Company in excess of (pound)100,000.

          11.3.6 involves or is likely to involve the supply of goods by or to the relevant Group Company the aggregate sales value of which will represent in excess of five per cent of the turnover of the relevant Group Company for the year ended on the Accounts Date or if higher, (pound)500,000;

          11.3.7 requires the relevant Group Company to pay any commission, finder's fee, royalty or the like.

11.4 So far as the Executive Warrantors are aware the terms of all contracts of each Group Company have been complied with by that Group Company and (so far as the Executive Warrantors are aware) by the other parties to the contracts in all material respects and there are no circumstances likely to give rise to a default by any Group Company or (so far as the Executive Warrantors are aware) by the other parties under any such contract which in either such case would lead to a liability exceeding (pound)50,000.

          11.4.1 There are no outstanding claims, separately or in the aggregate, of amounts exceeding (pound)50,000, against any Group Company on the part of customers or other persons in respect of defects in quality or delays in delivery or completion of contracts or deficiencies of design or performance or otherwise relating to liability for goods or services sold or supplied by any Group Company and no such claims are threatened and so far as the Executive Warrantors are aware there is no matter or fact in existence in relation to goods or services currently sold or supplied by any Group Company which is likely to give rise to any such claim.

          11.4.2 The Executive Warrantors have no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any agreement or other transaction to which any Group Company is a party and neither they nor any Group Company have received any notice of any intention to terminate, repudiate or disclaim any such agreement or other transaction.

12.       Loans and financial facilities

12.1 No financial facilities available to a Group Company are guaranteed or secured by any third party (other than any other Group Company), nor is there anything known to the Company or the Executive Warrantors that would suggest that any financial facilities available to a Group Company may be withdrawn or will become repayable before their stated maturity.

12.2 Save as set out in Part 2 of this schedule, no Group Company has any loan capital or debenture or any mortgage, charge or Standard Security over any of its assets.

12.3 Other than in respect of any other Group Company or pursuant to the standard terms of trade of a Group Company as disclosed in the Disclosure Letter, no Group Company has:

          12.3.1 any liability (present, future, ascertained or contingent) under any guarantee, surety, indemnity, bond or similar obligation;

          12.3.2 any liability (present, future, ascertained or contingent) under any Agreement for the hire, rent, hire purchase or purchase on deferred terms of any asset (where the annual payments in respect of a single asset exceed (pound)50,000); or

          12.3.3 so far as the Executive Warrantors are aware any due or presently disputed liability under any warranty or representation, (except a warranty or representation implied by law in respect of a transaction entered into by such Group Company in the ordinary course of its trading) exceeding (pound)50,000

12.4 Particulars of all money borrowed by each Group Company have been Disclosed. The total amount borrowed by the Company and the Existing Subsidiaries from any source does not exceed any limitation on its borrowing contained in its articles of association (or equivalent documents) or in any debenture or loan stock trust deed or instrument or any other document binding on a Group Company and the amount borrowed by each Group Company from each of its bankers does not exceed the overdraft facility agreed with such banker. No Group Company has any outstanding loan capital.

12.5 So far as the Executive Warrantors are aware, all debts owed to each Group Company are collectable in the ordinary course of business and so far as the Executive Warrantors are aware each such debt will realise in full its face value within nine months of its due date for payment. No Group Company owns the benefit of any debt (whether present or future) other than debts which have accrued to it in the ordinary course of business.

12.6

          12.6.1 Particulars of the balances on all the Group's bank accounts as at the date falling 2 Business Days prior to the date hereof have been Disclosed and the Group has no other bank accounts. Since the date of such particulars there have been no payments out of any such bank accounts except for payments in the ordinary course of business.

          12.6.2 All unpresented cheques in amounts exceeding (pound)10,000 drawn by a Group Company have been Disclosed and there are no such unpresented cheques drawn otherwise than in the normal course of business.

12.7 The Executive Warrantors have Disclosed full details and true and correct copies of all documents relating to all debentures, acceptance lines, overdrafts, loans or other financial facilities outstanding or available to the Company and all charges to which any asset of a Group Company is subject. Neither the Executive Warrantors nor any Group Company have done anything whereby the continuance of any such facility or Encumbrance in full force and effect might be affected or prejudiced.

12.8 Full details of all grants made to each Group Company in the last six years, and all outstanding applications for any such grant, have been Disclosed. No act or transaction which has occurred or Completion will result in a Group Company being held liable to refund (in whole or in part) any such grant or any loan received by virtue of any statute, or in consequence of which any such grant or loan for which application has been made by it will not or may not be paid or will or may be reduced.

12.9 No Group Company is presently delaying the payment of any material obligation due for payment.

12.10 No offer, tender or the like is outstanding (the turnover value of which to any Group Company could exceed (pound)300,000 in any year) which is capable of being converted into an obligation of any Group Company by an acceptance or other unilateral act of some other person.

12.11 There are in force no powers of attorney given by any Group Company other than to the holder of a charge solely to facilitate its enforcement nor any other authority (express, implied or ostensible) given by any Group Company to any person to enter into any contract or commitment or do anything on its behalf other than any authority of employees to enter into routine trading contracts in the normal course of their duties.

12.12 The acquisition of the Shares by Halliburton and compliance with the terms of this Agreement will not of itself:

          12.12.1 (so far as the Executive Warrantors are aware) cause any Group Company to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with any Group Company not to continue to do so on the same basis as previously;

          12.12.2 (so far as the Executive Warrantors are aware) relieve any person of any obligation to any Group Company (whether contractual or otherwise) or legally entitle any person to determine any such obligation or any right or benefit enjoyed by any Group Company or to exercise any right whether under an agreement with or otherwise in respect of any Group Company;

          12.12.3 (so far as the Executive Warrantors are aware) conflict with or result in the breach of or constitute a default under on the part of any Group Company or any Executive Warrantor (i) under any of the terms, conditions or provisions of any agreement or instrument to which it is now a party; or any loan or Encumbrance created by it; or (ii) of its memorandum or articles of association;

          12.12.4 result in any present or future indebtedness of any Group Company becoming due and payable or capable of being declared due and payable prior to its stated maturity;

          12.12.5 (so far as the Executive Warrantors are aware) cause any director, officer or senior employee of any Group Company to leave employment; or

          12.12.6 (so far as the Executive Warrantors are aware) conflict with, violate or result in a breach of any law, regulation, order, decree or writ applicable to any Group Company, the Executive Warrantors or any of them, or entitle any person to receive from any Group Company any finder's fee, brokerage or other commission, and, so far as the Executive Warrantors are aware, will not prejudicially affect the attitude or actions of clients, customers and suppliers with regard to any Group Company or cause any of them to materially alter the terms on which they do business with the Group.

12.13

          12.13.1 So far as the Executive Warrantors are aware no Group Company has manufactured, marketed or supplied any Product which was at the material times not fully compliant in all material respects with the requirements of all applicable European laws and the laws of any territory in which such Product has been placed on the market.

          12.13.2 At no time has any Group Company had knowledge of or received any governmental enforcement action alleging any defect in any Product or any contravention of any applicable law or standard relating to the Products.

13.       Liabilities to the Executive Warrantors

13.1      No Group Company has any liability to:

          13.1.1 the Executive Warrantor giving this Warranty apart from (a) under the Subsisting Options, and (b) one month's accrued remuneration;

          13.1.2 any Associates of the Executive Warrantor giving this Warranty; or

          13.1.3 any company of which five per cent or more of the equity share capital is owned or controlled directly or indirectly by the Executive Warrantor giving this Warranty and/or his Associates.

13.2 The Executive Warrantor giving this Warranty does not have nor (so far as he is aware) do his Associates have any interest in any other person which has or has had a material or close trading relationship with or is or may be in competition with any Group Company.

14.       Entry into this Agreement

          The execution and performance of this Agreement by the Executive Warrantors has been authorised by all necessary acts and does not, and will not, violate any trust agreement, instrument, agreement or other arrangement to which any Group Company or any of the Executive Warrantors is party.

15.       Intellectual and industrial property

15.1 The Company or the relevant Group Company is the sole legal and beneficial owner and registered proprietor free from encumbrance or licence of the inventions, trade secrets, letters patent, trade marks, registered designs and applications for letters patent, trade marks and registered designs, specified in the attached bundle of documentation (in Agreed Form) (the "Specified Intellectual Property") and so far as the Executive Warrantors are aware all the same are valid and in force.

15.2 No right or licence has been granted to any person by any Group Company to use in any manner or to do anything that would or might otherwise infringe any of the Specified Intellectual Property and so far as the Executive Warrantors are aware no act has been done or omitted to be done by any Group Company that will result in any of the Specified Intellectual Property ceasing to be valid and in force.

15.3 To the best of the knowledge and belief of the Executive Warrantors, in carrying on its business no Group Company infringes, or uses without authority, any third party's know-how, trade secrets, patents, trademarks, service marks, registered designs, applications for any of the foregoing, trade or business names, or copyrights. No claims have been made or threatened by any third party against a Group Company in respect of any infringement of any such industrial property or intellectual property rights owned by such third party. No claims have been made or threatened by any third party against a Group Company that challenges a Group Company's rights of ownership or use of any Group Company's industrial property or intellectual property. No claims have been made or threatened by any third party against a Group Company that challenges the validity of any industrial property or intellectual property owned by any Group Company.

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15.4       No Group Company is a party to any secrecy, confidentiality or other agreement that may restrict the use or disclosure by such Group Company of any confidential information.

15.5 The operation of the SCRAMs Systems and the provision of the SCRAMs Services will be unaffected by the change in year from 1999 to 2000 or by any related change in the field configurations containing date information within the SCRAMs Systems. In particular:

           15.5.1 there will be no error, malfunction or change in the operation, functionality or performance of the SCRAMs Systems or the provision of the SCRAMs Services;

           15.5.2 no value for current date will cause any interruption in the operation of the SCRAMs Systems or the provision of the SCRAMs Services;

           15.5.3 all manipulations of time-related data will produce the desired results for all valid date values within the applicable domain;

           15.5.4 date-based functionality will behave consistently for dates prior to, during and after the year 2000;

           15.5.5 date elements in interfaces and data storage will permit specifying the century to eliminate date ambiguity without human intervention, including leap year calculations; and

           15.5.6 where any date element is represented without a century, the correct century shall be unambiguous for all manipulations involving the element and in all interfaces and data storage, the century in any date shall be specified either explicitly or by unambiguous algorithms or inferencing rules.

15.6 All IT Systems can be operated, and all IT Services can be provided, in all respects using, recording, converting and accounting for (including without limitation rounding up and down and calculating, accounting for and recording compensatory payments) monetary or currency values denominated in the euro in the same manner as it does for any European currency existing as at the date of this Agreement and in all respects in accordance with any applicable legislation, laws, directives, regulations, directions or rules (including the rules on conversion and rounding set out in Council Regulation 1103/97/EC).

15.7 The Year 2000 Compliance Report is true and accurate in all material respects.

16.        Insolvency

16.1 No Group Company is insolvent as defined by section 123 Insolvency Act 1986 or has entered into any scheme of arrangement or voluntary or other statutory arrangement with any of its creditors.

16.2 No order has been made or resolution passed for the winding up of any Group Company and there is not outstanding any petition for the winding up of a Group Company or any petition applying for an administration order to be made in relation to a Group Company or any receivership of the whole or any part of the undertaking or assets of a Group Company or the equivalent in any jurisdiction outside the United Kingdom.

16.3 To the best of the knowledge and belief of the Executive Warrantors there are no circumstances that would entitle any person to present a petition for the winding up of a Group Company or to appoint a receiver of the whole or any part of its undertaking or assets.

17.        Properties

17.1 The properties set out in Part 4 of the schedule (the "Properties") comprise all the heritable property owned, occupied, leased or otherwise used by any Group Company, each of which has a good and marketable title in its own name to the Property that it occupies. The Properties are free from all sub-leases, Standard Securities, charges (other than a floating charge by the Company dated 18th November 1993 in favour of the Bank of Scotland (the "Charge")) or other adverse interests and the relevant Group Company is in actual exclusive occupation thereof, and has not granted or agreed to grant any right or interest therein to any third party. So far as the Executive Warrantors are aware there are no restrictions of access or similar restrictions that would in any way affect the present use and enjoyment of the Properties.

17.2 So far as the Executive Warrantors are aware the relevant Group Company has complied in all material respects with and is not in breach of its obligations including statutory obligations relating to the Properties and no notice of any breach of any such obligations has been received by a Group Company.

17.3 Other than the Charge, there are no subsisting material entries registered against the Properties or any Group Company or in the General Register of Sasines or under the relevant Land Certificate at the Land Register of Scotland or other equivalent in any jurisdiction furth of Scotland or elsewhere affecting the Properties or any Group Company.

17.4 The particulars of the Properties set forth in Part 4 of the schedule are true and correct and no Group Company has any other interest in land.

17.5 There are no notices, complaints or requirements issued by or agreements with any local, planning or other authority (including the landlords or proprietors) or any burdens, servitudes, exceptions, restrictions or reservations that would materially and detrimentally affect the current use of the Properties and there are no circumstances known to the Executive Warrantors, that are likely to result in any such notice, charge, restriction requirements or other being given or made.

17.6 There have not been served on any Group Company any schedules of dilapidations or other notices concerning the state of the premises and so far as the Executive Warrantors are aware all buildings and structures on the Properties are in a reasonable state of repair and condition and it is not now expected that any schedule of dilapidations requiring works costing more than (pound)50,000 will be served upon any Group Company within the next 12 months. No major repairs to the Properties have been contracted for or are proposed by any Group Company or, (to the best of the knowledge and belief of each of the Executive Warrantors), the landlords, to be effected.

17.7       With regard to the Properties:

           17.7.1 each lease is valid and subsisting, there is no dispute or claim outstanding thereunder, or to the best of the knowledge and belief of the Executive Warrantors, any circumstances likely to give rise thereto and there is not in existence any commitment, agreement or obligation to vary any such lease;

           17.7.2 the Group Companies have paid the rent and observed and performed all the material obligations and liabilities on the part of the tenant and the conditions contained in each such lease and to the best of the Executive Warrantors' knowledge and belief, there exists no ground(s) upon which the landlord could terminate any such lease;

           17.7.3 there are no rent reviews currently in progress under any such lease;

           17.7.4 the Properties are not subject to any sub-tenancy agreement (which expression includes any informal sharing of possession).

18.        Environmental matters

18.1 For the purposes of this Warranty, "Environmental Laws" shall mean and include all and any existing United Kingdom, European Community or other legislation having application to the operations of any Group Company and the Properties including without limitation, statutes or other laws or legislation, Directives and regulations relating to the environment.

18.2 To the best of the knowledge and belief of the Executive Warrantors, each Group Company and the Executive Warrantors are and always have been in material compliance with all Environmental Laws and in particular have obtained and complied with all material terms and conditions of all necessary permits, licences and other authorisations in relation to the operations of each Group Company and the Executive Warrantors and the use of the Properties and have filed all necessary notifications, applications and notices that may be so required.

18.3 To the best of the knowledge and belief of the Executive Warrantors, there are in relation to each Group Company and the Executive Warrantors and the Properties no past or present events, conditions, circumstances, activities, practices or incidents that may or do interfere with or prevent compliance with any Environmental Law or that may or do give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation relating to harm to human health or to the environment or to property or breach of Environmental Laws.

18.4 To the best of the knowledge and belief of the Executive Warrantors, there is not currently and there has not been in, on or under any of the Properties any waste, pollutants, contaminants or other substances or materials that may either individually or in combination with other substances or materials be harmful to human health or to the environment or to property.

18.5 To the best of the knowledge and belief of the Executive Warrantors, there are no facts or circumstances in relation to any Group Company or the Executive Warrantors or any of the Properties that may inhibit or restrict or make more costly any operation of the business of any Group Company or the occupation of or the redevelopment of any of the Properties or any part thereof by reason of contamination.

18.6 Neither the business of any Group Company nor any property owned or leased by any Group Company has been the subject of any environmental audit or investigation other than such as have been disclosed in writing to Halliburton.

19.        Dormant Subsidiaries

           Each of the Dormant Subsidiaries is dormant and, save for share capital, none of the Dormant Subsidiaries has any assets or liabilities of whatsoever nature.

20.        Minors

           None of the persons selling shares to Halliburton under the Offer who is an individual is under 16 years of age.

21.        Taxation

21.1 Save to the extent that specific provision or disclosure has been made in the Accounts for any liability or contingent liability to Taxation and save for any liability to Taxation arising in the ordinary course of the Group's normal trading since the Accounts Date, no Group Company has any liability or contingent liability in respect of any form of Taxation (the deprivation or nullifying of any relief or advantage (including the right to set past losses against future profits) or the requirement to make any payment or the loss of the right to any repayment by or to the Inland Revenue or any other authority being deemed to be a liability in respect of Taxation for the purposes of this paragraph).

21.2 Each Group Company has complied in all material respects with its obligations to account to the Inland Revenue and all other relevant authorities for all amounts for which it is accountable in respect of Taxation (including, for the avoidance of doubt, any interest, penalties fines or surcharges that may be associated therewith) any amount payable under the PAYE system or amounts payable under social security legislation.

21.3 All returns and computations in connection with Taxation that should have been made by each Group Company have been made correctly and on a proper basis; no such return or computation has been disputed and, so far as the Executive Warrantors or the Company are aware having made reasonable enquiry, there are no facts which may give rise to any such dispute or to any claim for any Taxation or to the deprivation of any relief from Taxation or advantage that might have been available.

           [PES to advise whether it is VAT grouped or not

21.4 Each Group Company is duly registered for VAT or other sales tax purposes and has in all other respects complied with all legislation and other enactments relating to VAT or other sales tax and all orders, regulations, directions or conditions made or imposed thereunder and has maintained in all material respects correct and up- to-date records, invoices and other documents appropriate or necessary for the purposes of such legislation and is not in arrear with any payment or returns thereunder or, to the best of the knowledge, information and belief of the Executive Warrantors, liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision. Each Group Company is a taxable person for the purposes of such legislation except in respect of UK members of the Group in relation to VAT and is not treated and has not at any time been treated as a member of any group for the purpose thereof nor has any application for it to be so treated at any time been made.]

21.5 No Group Company has made or agreed to make any payment to or provided or agreed to provide any benefit for any Director or former director, officer or employee of the Company, whether as compensation for loss of office, termination of employment or otherwise, which is not allowable as a deduction in calculating the profits of the Company for Taxation purposes whether up to or after the Accounts D ate.

21.6 No Group Company is a party to any transaction or arrangement under which it may be required to pay for any asset or any services or facilities of any kind an amount which is in excess of the market value of that asset or those services or facilities nor will any Group Company receive any payment for an asset or any services or facilities of any kind that it has supplied or provided or is liable to supply or provide which is less than the market value of that asset or those services or facilities.

21.7 No Group Company has disposed of or acquired any asset otherwise than at arm's length or from another Group Company.

21.8 No Group Company has made a claim under any of the following: section 280, TCGA (tax on chargeable gains payable by instalments), section 24(2), TCGA (assets of negligible value), section 242(2), TCGA (small part disposals of land) or section 139, Finance Act 1993 (deferral of unrealised exchange gains).

21.9 No scheme registered under Chapter III of Part V, TA 88 applies to any Group Company or any of its employees and no application for registration of a scheme so applying has been made.

21.10 All interests, discounts and premiums payable by each Group Company in respect of its loan relationships (within the meaning of section 81, Finance Act 1996) are eligible to be brought into account by the Company as a debit for the purposes of Chapter II of Part IV, Finance Act 1996 at the time and to the extent that such debits are recognised in the statutory accounts of the Company concerned and no Group Company has been a party to a loan relationship which had an unallowable purpose (within the meaning of paragraph 13 of Schedule 9, Finance Act 1996).

21.11 All stampable documents wheresoever executed (other than those which have ceased to have any legal effect) to which a Group Company is a party have been duly stamped or stamped with a particular stamp denoting that no stamp duty is chargeable. Since the Accounts Date there have been and are no circumstances or transactions to which any Group Company is or has been a party such that a liability to stamp duty or any penalty in respect of such duty will arise on a Group Company.

21.12 Since the Balance Sheet Date no Group Company has incurred any liability to or been accountable for any stamp duty reserve tax and there has been no agreement within section 87(1), Finance Act 1986 which could lead to a Group Company incurring such a liability or becoming so accountable.

                                    Part 4


                                           DETAILS OF PROPERTIES

--------------------------------- -------------------------- ------------------------- --------------- ----------------

             TENANT                       LANDLORD                   PROPERTY              RENTAL           TERM

--------------------------------- -------------------------- ------------------------- --------------- ----------------
Petroleum Engineering Services    Aberdeen City Council      Phase 1, Howe Moss        (pound)14,600    99 years
Limited                           (formerly The Grampian     Avenue, Dyce, Aberdeen     per annum
                                  Regional Council)
--------------------------------- -------------------------- ------------------------- --------------- ----------------
Petroleum Engineering Services    Aberdeen City Council      Phases II and III, Howe   (pound)249,900   25 years
Limited                           (formerly The Grampian     Moss Avenue, Dyce,         per annum
                                  Regional Council)          Aberdeen
--------------------------------- -------------------------- ------------------------- --------------- ----------------
Petroleum Engineering Services    Aberdeen City Council      Phase IV Howe Moss        (pound)68,450    92 years 11
Limited                                                      Avenue, Dyce, Aberdeen     per annum       months
--------------------------------- -------------------------- ------------------------- --------------- ----------------
Petroleum Manufacturing           Medlaw Properties 9 Hill   Todd Square, Livingston   (pound)126,500   25 years
Services Limited                  Street Edinburgh                                      per annum
--------------------------------- -------------------------- ------------------------- --------------- ----------------
Petroleum Engineering Services    Guthrie Brothers           Northmost half of         (pound)500 per   month to
Limited                           (Craigo) Limited, Motor    Victoria Engineering       month           month
                                  Engineers, Craigo, by      Works, Northesk Road,
                                  Montrose                   Montrose
--------------------------------- -------------------------- ------------------------- --------------- ----------------

--------------------------------- ------------------------------ ------------- --------------------

             TENANT                       COMMENCEMENT           RENT REVIEW        COMMENTS
                                              DATE
--------------------------------- ------------------------------ ------------- --------------------
Petroleum Engineering Services     1 March 1992                   5 yearly
Limited

--------------------------------- ------------------------------ ------------- --------------------
Petroleum Engineering Services     24 September 1993              5 yearly      Review due on
Limited                                                                         24.09.98 has not
                                                                                yet taken place
--------------------------------- ------------------------------ ------------- --------------------
Petroleum Engineering Services     1 April 1998
Limited
--------------------------------- ------------------------------ ------------- --------------------
Petroleum Manufacturing            May 1997                       5 yearly      Lease not executed
Services Limited
--------------------------------- ------------------------------ ------------- --------------------
Petroleum Engineering Services     16 February 1990               None          This property has
Limited                                                                         been sub-let
--------------------------------- ------------------------------ ------------- --------------------

--------------------------------- -------------------------- ------------------------- --------------- ----------------

             TENANT                         LANDLORD                  PROPERTY             RENTAL            TERM

--------------------------------- -------------------------- ------------------------- --------------- ----------------
PES Inc                           Genosys, 1442 Lake Front   1442 Lake Front Circle,   $4,223 per      18 months
                                  Circle, Suite 185, The     Suite 150,                month           remaining
                                  Woodlands, Texas 77380     The Woodlands, Texas
                                                             77380

--------------------------------- -------------------------- ------------------------- --------------- ----------------
Petroleum Engineering Services    Sandnes Tak AS,            Bedriftsveien 19,         NOK 25,168      5 years with
Norge AS                          Bedriftsveien 19,          4300 Sandnes, Norway      per month       option for
                                  4300 Sandnes                                                         further 3 years
--------------------------------- -------------------------- ------------------------- --------------- ----------------
Petroleum Engineering Services    Westgate Business          Ground Floor              Aus$2,262 per   12 months
Asia Pty Ltd                      Centre, Legal Aid Gernal   Legal Aid General         month
                                  Building, 257 St Georges   Building, 267 St
                                  Terrace, Perth, WS         Georges Terrace, Perth
                                                             WA
--------------------------------- -------------------------- ------------------------- --------------- ----------------
Petroleum Engineering Services    Castellano Dionino         Coso Umberto 1, No        663,8000 lira   12 months with
(Italia) Srl                      C.SO Umberto 390           410/3, 65016              per month       option of
                                  Montesilvano               Montesilvano, Pescara,                    further 12
                                  Italy                      Italy                                     months
--------------------------------- -------------------------- ------------------------- --------------- ----------------

--------------------------------- ------------------------------ ------------- -------------------

             TENANT                         COMMENCEMENT              RENT            COMMENT
                                                DATE                 REVIEW
--------------------------------- ------------------------------ ------------- --------------------
PES Inc                                                                        Lease to be
                                                                               terminated shortly



---------------------------------- ---------------------------- ------------- --------------------
Petroleum Engineering Services      1 September 1997             Annually
Norge AS                                                         1st June

---------------------------------- ---------------------------- ------------- --------------------
Petroleum Engineering Services      14 June 1998
Asia Pty Ltd



---------------------------------- ---------------------------- ------------- --------------------
Petroleum Engineering Services      1 June 1996                  Annually,
(Italia) Srl                                                     increases
                                                                 with
                                                                 inflation.
---------------------------------- ---------------------------- ------------- --------------------

*             Rent review due on 24 September 1998 has not yet taken place.

------------------------ ---------------------------- --------------------------- --------------- ----------------

        TENANT                    LANDLORD                     PROPERTY               RENTAL           TERM
------------------------ ---------------------------- --------------------------- --------------- ----------------
PES France               SUD OUEST BAIL 1, Avenue P   144, Avenue Alfred NOBEL    FRF 78,459      12 years
                         Becquerel 33688 MERIGNAC     64000-PAU France            per quarter
                                                                                  for the first
                                                                                  12 years &
                                                                                  FRF 31,925
                                                                                  per quarter
                                                                                  for the first
                                                                                  10 years
------------------------ ---------------------------- --------------------------- --------------- ----------------
                                                                                  FRF 4,065 per
                                                                                  quarter for
                                                                                  the 3
                                                                                  quarters
                                                                                  commencing 23
                                                                                  October 1998
                                                                                  FRF 8,795 per
                                                                                  quarter for
                                                                                  10 years
                                                                                  commencing
                                                                                  October 1999
------------------------ ---------------------------- --------------------------- --------------- ----------------

------------------------ ---------------------------- -------------------- --------------------
                               COMMENCEMENT
        TENANT                     DATE                  RENT REVIEW           COMMENTS
------------------------ ---------------------------- -------------------- --------------------
PES France               23 June 1997                 PIBOR Bank rate

                                                      N/A
                         23 June 1997




------------------------ ---------------------------- -------------------- --------------------
                         23 October 1998              N/A                  Building
                                                                           improvements
                         23 July 1999                 N/A








------------------------ ---------------------------- -------------------- --------------------

                                    Part 5

                             Warranty Limitations



1. The liability of the Executive Warrantors in respect of the Warranties shall be limited as provided in this Part of the schedule.

2. Save in the case of fraud the liability of the Executive Warrantors under, arising out of, or in connection with the Warranties shall be restricted in each of the following respects:

           (a) the liability of the Executive Warrantors in respect of the Warranties shall cease

                     (i) in the case of any claim other than a claim relating to Taxation on the date falling three months after that upon which the audited consolidated accounts of the Company and its subsidiary undertakings for the year ending 31st December 2000 are received by Halliburton or, if earlier, the second anniversary of the date of this Agreement;

                     (ii) in the case of any claim relating to Taxation, on the date which is six years after the date hereof.

                     except in either case in respect of any bona fide claim intimated in writing (together with reasonable details of the facts and circumstances giving rise to such claim and Halliburton's reasonable estimate of the liability of the Executive Warrantors in respect of such claim in both cases as are then known to Halliburton) by Halliburton to the Executive Warrantors on or before the relevant date provided always that legal proceedings in respect of such claim (in the absence of settlement or discharge of such claim) shall have commenced within six months after either written notice is first so served on the Executive Warrantors or, if the claim so notified is in respect of a contingent liability, within 6 months of such liability becoming an actual liability;

           (b) no claim shall be made against any of the Executive Warrantors under the Warranties unless and until the amount thereof or the aggregate amount thereof exceeds (pound)50,000 (excluding interest and costs) provided that, in each case, the full amount of the claim may be made and recovered and not just the excess;

           (c) the aggregate liability of the Executive Warrantors for damages for breach of the Warranties shall be limited to(pound)10,000,000;

           (d) the liability of each of the Executive Warrantors in respect of any claim under the Warranties and pursuant to Clause 2.1.2 and the Tax

                     Agreement shall not exceed the amount set opposite his name in Part 1B of the Schedule;

           (e) to the extent that the subject matter of a claim under any of the Warranties is capable of remedy by the Executive Warrantors Halliburton shall, at the Executive Warrantors' request and expense, afford to the Executive Warrantors such reasonable opportunities (for a period of no more than 30 days following the date the Executive Warrantors are notified of the claim) as are requested by the Executive Warrantors or any of them to remedy the subject matter of the claim;

           (f)       the Executive Warrantors shall not be liable under the
                     Warranties:

                     (i) in respect of any matter or liability to the extent that specific provision (including, for the avoidance of doubt, provision for specific matters contained in any deferred tax provision and any obsolete stock provision), accrual, reserve or note in respect thereof was made in the Accounts or the Management Accounts;

                     (ii) to the extent that any provisions, accrual, reserve or note made as aforesaid proves insufficient only by reason of any increase in rates of Taxation or reduction of allowances or reliefs made with retrospective effect after the date of this Agreement;

                     (iii) to the extent that such liability would not have arisen but for any alteration or enactment made after the date of this Agreement of any Act of Parliament or statutory instrument or any non-UK equivalent or any change in established interpretation of any law following the date hereof or any change in administrative practice of any government, governmental department, agency or regulatory body or alteration in methods of applying or calculating Taxation not in effect at the date of this Agreement;

                     (iv) in respect of any matter in relation to which Halliburton shall expressly have waived in writing its rights;

                     (v) to the extent that such liability would not have arisen but for

                                (A)       a voluntary act or failure to act,
                                          omission or transaction on the part of
                                          Halliburton occurring after the date
                                          hereof where Halliburton was aware (or
                                          could reasonably have been expected to
                                          be aware) of the consequences thereof;
                                          or

                                (B) an event occurring at the instance or with the written consent of
                                          Halliburton prior to the date hereof
                                          where Halliburton was aware (or could
                                          reasonably have been expected to be
                                          aware) of the consequences thereof;

                     (vi) in respect of any liability which is contingent only, unless and until such liability becomes an actual liability and becomes due and payable provided that the notification of a contingent liability shall be sufficient notification of the relevant liability for the purposes of paragraph 2(a) above;

                     (vii) in respect of any matter disclosed in this Agreement or fairly disclosed in the Disclosure Letter.

3. Without prejudice to Halliburton's obligations under paragraph 5 below, Halliburton shall (to the extent practical) consult with the Executive Warrantors and consider (to the extent practical) any representations of the Executive Warrantors following such consultation prior to any admission of liability, compromise or settlement by Halliburton or any Group Company in respect of any matter that has given or may give rise to a claim under the Warranties.

4. Halliburton shall notify the Executive Warrantors of any matter in respect of which a claim lies or may lie against the Executive Warrantors under the Warranties as soon as practicable after becoming aware of such matter and thereafter Halliburton shall keep the Executive Warrantors reasonably and properly informed regarding such matter PROVIDED THAT such notification shall not be a condition precedent to the Executive Warrantors' liability in respect thereof.

5. Halliburton shall take all reasonable steps (and so far as within its power shall procure that such steps are taken) to mitigate any loss or liability that might give rise to a claim against the Executive Warrantors under this Agreement and, without prejudice to the generality of the foregoing, procure that, before pursuing any claim hereunder against the Executive Warrantors (other than intimation thereof under paragraphs 2(a) and 4 above) and subject to it first being indemnified to its reasonable satisfaction by the Executive Warrantors in relation thereto, all reasonable endeavours are used to recover any amounts due from third parties where, in relation to any matter that may give rise to a claim under this Agreement, Halliburton has or may have a claim against such third parties, PROVIDED ALWAYS that in such circumstances the requirement to commence legal proceedings within six months (as set out at paragraph 2(a) above) shall not apply.

6. If the Executive Warrantors have made a payment (the "claim payment") pursuant to a claim under the Warranties and Halliburton shall receive from any source a refund or payment in respect of the matter of which such claim was made, Halliburton shall forthwith repay to the relevant Executive Warrantors by whom the claim payment was made (in proportion to the amount of the claim payment made by such Executive Warrantor) a sum corresponding to the lesser of

           (a)    the amount of such refund or payment; and

     (b) the amount of the claim payment made by the relevant Warrantor;

     in either case net of any Taxation and expenses.

7. A reference in this Part of the Schedule to "the Executive Warrantors" shall be construed as including a reference to any of the Executive Warrantors.

8. The Executive Warrantors shall. have no liability under the Warranties unless Completion shall occur.

9. Where any Warranty is given in terms such that circumstances are said to be correct in all "material" respects or in terms that compliance has been made to a "material" extent, this shall be taken to mean material in the context of the Group Companies.

10. Any payment by the Executive Warrantors in respect of the Warranties shall be treated by all parties, for tax purposes, as a reduction in the value of the consideration paid to the Executive Warrantors in respect of the sale and purchase of their Shares under the Offer.

11. No claim shall be competent under the warranties set out in paragraph 21 (Taxation) of Part 3 of the Schedule:-

     11.1 if and to the extent that the claim results in whole or in part from any voluntary act or omission by any Group Company following Completion (including without prejudice to the generality of the foregoing, the making of any tax election, with or without retroactive respect) otherwise than in the ordinary course of business or otherwise than pursuant to a legally binding obligation created on or before Completion;

     11.2 if and to the extent that the claim results from the change in control of the Group Companies or any of them to occur on Completion;

     11.3 if and to the extent that the claim results from any change in the nature of conduct of any trade carried on by the Group Companies or any of them after Completion;

     11.4 if and to the extent that the claim relates to a liability to Taxation which gives rise to a corresponding tax saving by the affected Group Company or any other Group Company provided that nothing in this paragraph 11.4 shall be taken to prevent a claim being made which relates to any financing costs that may be incurred, or loss of return on capital resulting from a payment made in respect of such liability to Taxation from the date of such payment to the date that such corresponding tax saving is actually received;

     11.5 unless and to the extent that the subject matter of the claim results in an actual payment of cash to the Inland Revenue or other Taxation authority which cannot be reduced or eliminated by the utilisation of any relief, deductions or allowances ("Relief") available to a Group

           Company, where such Relief was available to a Group Company at the time of Completion or, as a result of the subject matter of the claim, becomes available to a Group Company at any time after Completion.

                                     Part 6

                         Details of Subsisting Options


Name and address                                  Number of Ordinary Shares
                                                  under Option
Brett Wayne Bouldin                                      1000
707 Creek Forest Circle Spring
Texas, 77380
U.S.A.

Michael Lewis Bowyer                                   21,610
3 Earlswells Drive
Cults
Aberdeen
Aberdeenshire AB15 9NW

Maurice Scott Boyle                                      5000
22 Earlspark Crescent
Bieldside
Aberdeen
Aberdeenshire
SCOTLAND

James Crabb                                              1200
Lodge House
Little Banchory
Banchory-Devenick, AB12 5XS
Scotland

Paul Michael Day                                         5900
63 Beaconsfield Place
Aberdeen, AB15 4AD
Scotland

Steven Cratus Owens                                      3900
22 Pebble Hollow Court
The Woodlands
Texas 77386
U.S.A.

Gerald Francis Rideout                                   6900
103 Macaulay Drive
Craigiebuckler
Aberdeen AB15 8FL
Scotland

Name and address                                  Number of Ordinary Shares
                                                  under Option
Henry Peter Simpson                                      1250
Abersnithack Lodge
Monymusk
Inverurie
Grampian AB51 7JB
Scotland

Colin Smith                                            15,220
21 Coull Gardens
Kingswells
Aberdeen
Aberdeenshire AB15 8TQ,
Scotland

Gary Henry Smith                                         1000
Mounie Castle Lodge
Oldmeldrum
Inverurie
Grampian AB51 0ED
Scotland

William Tulloch                                          6000
Woodlands
Tocher Lane
Banchory AB31 5RZ
Scotland

Allan Robert Watt                                        1000
13 Lochside Drive
Denmore Park
Bridge of Don
Aberdeen
Aberdeenshire AB23 8EH
Scotland

Colin Alexander Black                                     512
11 Strathburn Gardens
Inverurie
Aberdeenshire

Susan Blease                                              512
13 Binghill Road West
Milltimber
Aberdeenshire

Name and address                                  Number of Ordinary Shares
                                                  under Option
Martin Balasteros                                         512
8 Jonesview Drive
Huntsville
Texas 77340
U.S.A.

Irvine Cardno Brown                                      3000
15 Kirk Crescent North
Cults
Aberdeen AB15 9RP

Eric Boeke                                               1024
75 Dragonwood
The Woodlands
Texas 77381
U.S.A.

Kevin Charles Davis                                      6000
50 Hammerfield Avenue
Aberdeen AB10 7FJ

Jeremy Earl                                              1024
Ironside Croft
New Deer
Turriff
Aberdeenshire

Michael John Fleming                                     2500
2 Ballieswells Drive
Bieldside
Aberdeen

Bruce John Gavin                                         1000
46 Dubford Place
Bridge of Don
Aberdeen

Robert Gissler                                           2048
3607 Cedar Glen Lane
Spring
Texas 77388
U.S.A.

Name and address                                  Number of Ordinary Shares
                                                  under Option
Ian Gordon                                               1536
5 Redlands Court
East Whitburn
West Lothian EH47 0LJ

John Leitch                                              1536
12 Sawmill Grove
The Woodlands
Texas 77380
U.S.A.

Bruce McLeod                                             1024
10 Woodside Crescent
Mintlaw
Peterhead AB42 5TD

Iain McLeod                                              1024
11 Reisque Avenue
Newmachar
Aberdeenshire AB21 0PP

Lee Alexander  Mercer                                    1000
34 Fairview Avenue
Inverurie
Aberdeenshire AB51 3WY

Christophe Morand                                        1024
22 Rue Mozart
Residence Arrayou, 64000 PAU
France

William. Morrison                                        1024
17 Hammerfield Avenue
Aberdeen

Clifford. Mueller                                        1024
9521 Carlow
La Porte
Texas 77571
U.S.A.

Ian O'Brien                                              1024
Sevenum, Logie Road
Tipperty
Aberdeenshire AB41 8LT

Name and address                                  Number of Ordinary Shares
                                                  under Option
Gary Neil Paver                                          1000
Vygeboom
Hillheap of Durno
Pitcaple AB51 9ER

Daniel Purkiss                                           1536
10 Whinnyfold
Cruden Bay
Aberdeenshire AB42 0QH

Stephen Reid                                             3000
40 Lochside Drive
Bridge of Don
Aberdeen

Richard Paul Rubbo                                     15,600
10 Maple Loft Place
The Woodlands
Texas 77381
U.S.A.

David Michael Shand                                    10,000
Beatties Cottage
Drum Castle
Aberdeen AB31 3AH

Andrew Reid Skinner                                      1000
5 Oldfield Park
Milltimber
Aberdeen AB23 8FW

Ronald George Taylor                                      500
28 Slains Circle
Bridge of Don
Aberdeen AB2 8JW

Ian Thow                                                 5000
224 Springfield Road
Aberdeen AB15 6AU

                                    Part 7

                 Details of Shareholders as at the date hereof

Name and Address                                          Number of shares held
3i Group plc                                                  50,320
91 Waterloo Road
London SE1 8XP

James Anderson                                                 1,260
4 Douglas Court
Duncraig
Perth
Western Australia 6023
Australia

Napoleon Arizmendi                                            13,150
11910 West Presley
Magnolia
Texas 77355
U.S.A.

Alison Louise Black                                              160
11 Strathburn Gardens
Inverurie
Aberdeenshire AB51 4RY
SCOTLAND

John Alexander Black                                             160
11 Strathburn Gardens
Inverurie
Aberdeenshire AB51 4RY
SCOTLAND

Rachel Louise Black                                               60
11 Strathburn Gardens
Inverurie
Aberdeenshire AB51 4RY
SCOTLAND

Colin Alexander Black                                            170
11 Strathburn Gardens
Inverurie
Aberdeenshire AB51 4RY
SCOTLAND

Name and Address                                          Number of shares held
Carlo Borra                                                       5,810
Contrada Da Macchiano 20,
65015 Montesilvano Pescara
ITALY

Brett Wayne Bouldin                                              18,780
707 Creek Forest Circle Spring
Texas 77380
U.S.A.

Frances Adele Bowyer                                              2,290
3 Earlswells Drive
Cults
Aberdeen
Aberdeenshire AB15 9NW

Michael Lewis Bowyer                                              3,170
3 Earlswells Drive
Cults
Aberdeen
Aberdeenshire AB15 9NW

Peter David Bowyer                                                1,180
3 Earlswells Drive
Cults
Aberdeen
Aberdeenshire AB15 9NW

Susan Elizabeth Bowyer                                            1,180
3 Earlswells Drive
Cults
Aberdeen
Aberdeenshire AB15 9NW

Angela Boyle                                                        520
22 Earlspark Crescent
Bieldside
Aberdeen
Aberdeenshire, SCOTLAND

Kate Scott Boyle                                                    520
22 Earlspark Crescent
Bieldside
Aberdeen
Aberdeenshire
SCOTLAND

Name and Address                                          Number of shares held
Louise Boyle                                                       520
22 Earlspark Crescent
Bieldside
Aberdeen
Aberdeenshire
SCOTLAND

Maurice Scott Boyle                                              1,040
22 Earlspark Crescent
Bieldside
Aberdeen
Aberdeenshire
SCOTLAND

Dominique Cosentino                                              6,970
4 Rue De La Rouvieres
64160 Morlaas
France

James Crabb                                                      2,500
Lodge House
Little Banchory
Banchory-Devenick AB12 5XS
Scotland

June Alison Crabb                                                 2700
Lodge House
Little Banchory
Banchory-Devenick AB12 5XS
Scotland

Louise Alison Crabb                                              2,400
Lodge House
Little Banchory
Banchory-Devenick AB12 5XS
Scotland

Melanie June Crabb                                               2,400
Lodge House
Little Banchory
Banchory-Devenick AB12 5XS
Scotland

Name and Address                                          Number of shares held
Kenneth O'Neal Daves                                             3,760
20910 Timberridge Drive
Magnolia
Texas 77355
U.S.A.

John Day                                                           270
Rohallion
Brae Road
Gourdon
Scotland

Paul Michael Day                                                 1,170
63 Beaconsfield Place
Aberdeen AB15 4AD
Scotland

Ronnie Joe Gilbert                                               3,760
24150 Valerie
Porter
Texas 77365
U.S.A.

Halliburton Holdings Limited                                   334,360
150 The Broadway
Wimbledon
London SW19 1RX
England

Laurence William Kinch                                         300,000
Westfield Lodge
Milltimber
Aberdeen
Aberdeenshire
Scotland

Sydney Joseph Littleford                                        28,000
36 Caspian Way
Brigadoon
Western Australia 6069
Australia

Jean-Marc Lopez                                                  1,160
5 Lotissement Les Magnolias 64320 - Sendets France

Name and Address                                          Number of shares held
Steven Cratus Owens                                               37,570
22 Pebble Hollow Court
The Woodlands
Texas 77386
U.S.A.

PES Trustees Limited                                             141,130
34 Albyn Place
Aberdeen
Aberdeenshire AB10 1FW
Scotland

Michael Adam Reid                                                 11,460
23 Cromar Gardens
Kingswells
Aberdeen AB15 8TF
Scotland

Gerald Francis Rideout                                             1,810
103 Macaulay Drive
Craigiebuckler
Aberdeen AB15 8FL
Scotland

Louise Victoria Rideout                                              300
103 Macaulay Drive
Craigiebuckler
Aberdeen AB15 8FL
Scotland

Nicola Jane Rideout                                                  300
103 Macaulay Drive
Craigiebuckler
Aberdeen AB15 8FL
Scotland

Jean Marie Rubbo                                                 100,750
10 Maple Loft Place
The Woodlands
Texas 77381
U.S.A.

Name and Address                                          Number of shares held
Henry Peter Simpson                                              1,740
Abersnithack Lodge
Monymusk
Inverurie Aberdeenshire
AB51 7JB
Scotland

James Henry Simpson                                              1,600
Abersnithack Lodge
Monymusk
Inverurie
Aberdeenshire AB51 7JB
Scotland

Ruth Elizabeth Simpson                                           1,650
Abersnithack Lodge
Monymusk
Inverurie
Aberdeenshire AB51 7JB
Scotland

Stuart Matthew Simpson                                           1,600
Abersnithack Lodge
Monymusk
Inverurie
Aberdeenshire AB51 7JB
Scotland

Anna Smith                                                       1,820
21 Coull Gardens
Kingswells
Aberdeen
Aberdeenshire AB15 8TQ
Scotland

Anne Alexander Smith                                             1,820
21 Coull Gardens
Kingswells
Aberdeen
Aberdeenshire AB15 8TQ
Scotland

Name and Address                                          Number of shares held
Colin Smith                                                       1,310
21 Coull Gardens
Kingswells
Aberdeen
Aberdeenshire AB15 8TQ
Scotland

Gary Henry Smith                                                  7,650
Mounie Castle Lodge
Oldmeldrum
Inverurie
Aberdeenshire AB51 0ED
Scotland

Grant Alexander Smith                                             1,820
21 Coull Gardens
Kingswells
Aberdeen
Aberdeenshire AB15 8TQ
Scotland

Matthew Richard Smith                                             1,820
21 Coull Gardens
Kingswells
Aberdeen
Aberdeenshire AB15 8TQ
Scotland

Timothy Ratner Tips                                               7,510
4002 Juniper Lane
Spring
Texas 77389
U.S.A.

William Tulloch                                                     710
Woodlands
Tocher Lane
Banchory AB31 5R2
Scotland

Allan Robert Watt                                                 1,380
13 Lochside Drive
Denmore Park
Bridge of Don
Aberdeen
Aberdeenshire AB23 8EH
Scotland

Name and Address                                          Number of shares held
Denise Watt                                                       1,380
13 Lochside Drive
Denmore Park
Bridge of Don
Aberdeen
Aberdeenshire AB23 8EH
Scotland

Jodie Watt                                                        1,380
13 Lochside Drive
Denmore Park
Bridge of Don
Aberdeen
Aberdeenshire AB23 8EH
Scotland

Jonathan Watt                                                     1,380
13 Lochside Drive
Denmore Park
Bridge of Don
Aberdeen
Aberdeenshire AB23 8EH
Scotland

Drummond Wilkinson Whiteford                                    131,620
Westfield Cottage
Contlaw Road
Milltimber
Aberdeen
Aberdeenshire AB13 0EX
Scotland

June Whiteford                                                   15,290
Westfield Cottage
Contlaw Road
Milltimber
Aberdeen
Aberdeenshire AB13 0EX
Scotland
                                                              _________

                                                              1,266,540